Exhibit 10.3

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this "Lease") is made as of June 14, 2016 (the "Effective Date"), by and between STORE CAPITAL ACQUISITIONS, LLC, a Delaware limited liability company ("Lessor"), whose address is 8501 E. Princess Drive, Suite 190, Scottsdale, Arizona 85255, and MARQUIS REAL ESTATE HOLDINGS, LLC, a Delaware limited liability company ("Lessee"), whose address is 3525 Del Mar Heights Road, Suite 765, San Diego, CA 92130. Capitalized terms not defined herein shall have the meanings set forth in Exhibit A hereto.

In consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

ARTICLE I

BASIC LEASE TERMS

Section 1.01. Properties. The street addresses and legal descriptions of the Properties are set forth on Exhibit B attached hereto and incorporated herein.

Section 1.02. Initial Term Expiration Date. June 30, 2031.

Section 1.03. Extension Options. Five (5) extensions of five (5) years each, as described in Section 3.02.

Section 1.04. Term Expiration Date (if fully extended). June 30, 2056. Section 1.05. Initial Base Annual Rental. $59,614, as described in Article IV. Section 1.06. Rental Adjustment. 17.2%, as described in Section 4.02.

Section 1.07. Adjustment Date. July 1, 2017 and annually thereafter during the Lease Term (including any Extension Term).

Section 1.08. Guarantor. Marquis Industries, Inc., a Georgia corporation.

Section 1.09. Lessee Tax Identification No. 81-2862543.

Section 1.10. Lessor Tax Identification No. 45-2674893.

ARTICLE II

LEASE OF PROPERTIES

Section 2.01. Lease. In consideration of Lessee's payment of the Rental and other Monetary Obligations and Lessee's performance of all other obligations hereunder, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Properties, "AS IS" and "WHERE IS" without representation or warranty by Lessor, and subject to the existing state of title, the parties in possession, any statement of facts which an accurate survey or physical inspection might reveal, and all Legal Requirements now or hereafter in effect.

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Section 2.02. Quiet Enjoyment. So long as Lessee shall pay the Rental and other Monetary Obligations provided in this Lease and shall keep and perform all of the terms, covenants and conditions on its part contained herein and subject to the rights of Lessor under Section 12.02, Lessee shall have, subject to the terms and conditions set forth herein, the right to the peaceful and quiet enjoyment and occupancy of the Properties.

ARTICLE III

LEASE TERM; EXTENSION

Section 3.01. Initial Term. The initial term of this Lease ("Initial Term") shall commence as of the Effective Date and shall expire at midnight on June 30, 2031, unless terminated sooner as provided in this Lease and as may be extended as provided herein. The time period during which this Lease shall actually be in effect, including any Extension Term, is referred to as the "Lease Term."

Section 3.02. Extensions. Unless this Lease has expired or has been sooner terminated, or an Event of Default has occurred and is continuing at the time any extension option is exercised, Lessee shall have the right and option (each, an "Extension Option") to extend the Initial Term for all and not less than all of the Properties for five (5) additional successive periods of five (5) years each (each, an "Extension Term"), pursuant to the terms and conditions of this Lease then in effect.

Section 3.03. Notice of Exercise. Lessee may exercise the Extension Options by giving written notice thereof to Lessor of its election to do so no later than one hundred twenty

(120) days prior to the expiration of the then-current Lease Term. If written notice of the exercise of any Extension Option is not received by Lessor by the applicable dates described above, then Lessor shall make commercially reasonable efforts to notify Lessee of the pending expiration of the then-current Lease Term (which shall include providing written notice as provided in Section 15.01 below). Unless otherwise extended, this Lease shall terminate on the last day of the Initial Term or, if applicable, the last day of the Extension Term then in effect. Upon the request of Lessor or Lessee, the parties hereto will, at the expense of Lessee, execute and exchange an instrument in recordable form setting forth the extension of the Lease Term in accordance with this Section 3.03.

Section 3.04. Removal of Personalty. Upon the expiration of the Lease Term, and if Lessee is not then in breach hereof, Lessee may remove from the Properties and Improvements all personal property belonging to Lessee. Lessee shall leave all of the Properties and Improvements clean and in good and working condition and repair inside and out, subject to normal wear and tear, casualty and condemnation. The Improvements, all Personalty and any other left on the Properties on the thirtieth day following the expiration of the Lease Term shall, at Lessor's option, automatically and immediately become the property of Lessor.

Section 3.05. Lease Termination Prior to Term Expiration Date. As described more fully in the Loan Documents, upon a termination of this Lease at any time prior to the expiration of the Lease Term, the outstanding principal balance of the Note, all accrued and unpaid interest, and all other amounts, fees, and charges due under the Loan Documents shall immediately become due and payable and the Mortgage Loan Lender shall have the right to enforce its liens and security interests and exercise any rights under the Loan Documents, applicable law, and/or principles of equity.

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ARTICLE IV

RENTAL AND OTHER MONETARY OBLIGATIONS

Section 4.01. Base Monthly Rental. During the Lease Term, on or before the first day of each calendar month, Lessee shall pay in advance the Base Monthly Rental then in effect. If the Effective Date is a date other than the first day of the month, Lessee shall pay to Lessor on the Effective Date the Base Monthly Rental prorated by multiplying the Base Monthly Rental by a fraction, the numerator of which is the number of days remaining in the month (including the Effective Date) for which Rental is being paid, and the denominator of which is the total number of days in such month.

Section 4.02. Adjustments. During the Lease Term (including any Extension Term), on the first Adjustment Date and on each Adjustment Date thereafter, the Base Annual Rental shall increase by an amount equal to the Rental Adjustment; provided, however, that in no event shall Base Annual Rental be reduced as a result of the application of the Rental Adjustment.

Section 4.03. Additional Rental. Lessee shall pay and discharge, as additional rental ("Additional Rental"), all sums of money required to be paid by Lessee under this Lease which are not specifically referred to as Rental. Lessee shall pay and discharge any Additional Rental when the same shall become due, provided that amounts which are billed to Lessor or any third party, but not to Lessee, shall be paid within fifteen (15) days after Lessor's demand for payment thereof or, if earlier, when the same are due. In no event shall Lessee be required to pay to Lessor any item of Additional Rental that Lessee is obligated to pay and has paid to any third party pursuant to any provision of this Lease.

Section 4.04. Rentals to be Net to Lessor. The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the Rentals specified during the Lease Term, and all Costs and obligations of every kind and nature whatsoever relating to the Properties or the Improvements shall be performed and paid by Lessee. Lessee shall perform all of its obligations under this Lease at its sole cost and expense. All Rental and other Monetary Obligations which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due and payable, without notice or demand, and without any setoff, abatement, deferment, deduction or counterclaim whatsoever.

Section 4.05. ACH Authorization. Upon execution of this Lease, Lessee shall deliver to Lessor a complete Authorization Agreement - Pre-Arranged Payments in the form of Exhibit C attached hereto and incorporated herein by this reference, together with a voided check for account verification, establishing arrangements whereby payments of the Base Monthly Rental are transferred by Automated Clearing House Debit initiated by Lessor from an account established by Lessee at a United States bank or other financial institution to such account as Lessor may designate. Lessee shall continue to pay all Rental by Automated Clearing House Debit unless otherwise directed by Lessor.

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Section 4.06. Late Charges; Default Interest. Any delinquent payment shall, in addition to any other remedy of Lessor, incur a late charge of five percent (5%) (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.

Section 4.07. Holdover. If Lessee remains in possession of the Properties after the expiration of the term hereof, Lessee, at Lessor's option and within Lessor's sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay Rentals and other Monetary Obligations in the amounts herein provided, except that the Base Monthly Rental shall be automatically increased to one hundred fifty percent (150%) of the last Base Monthly Rental payable under this Lease, and Lessee shall comply with all the terms of this Lease; provided that nothing herein nor the acceptance of Rental by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold the Indemnified Parties harmless from and against any and all Losses resulting from Lessee's failure to surrender possession upon the expiration of the Lease Term.

Section 4.08. Guaranty. On or before the execution of this Lease, Lessee shall cause Guarantor to execute and deliver to Lessor the Guaranty.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF LESSEE

The representations and warranties of Lessee contained in this Article V are being made to induce Lessor to enter into this Lease, and Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as follows:

Section 5.01. Organization, Authority and Status of Lessee. Lessee has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified as a foreign limited liability company to do business in any jurisdiction where such qualification is required. All necessary and appropriate action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein. Lessee is not, and if Lessee is a "disregarded entity," the owner of such disregarded entity is not, a "nonresident alien," "foreign corporation," "foreign partnership,'' "foreign trust," "foreign estate," or any other "person" that is not a "United States Person" as those terms are defined in the Code and the regulations promulgated thereunder. The Person who has executed this Lease on behalf of Lessee is duly authorized to do so.

Section 5.02. Enforceability. This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

Section 5.03. Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving any Lessee Entity or the Properties or the Improvements before any arbitrator or Governmental Authority which might reasonably result in any Material Adverse Effect.

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Section 5.04. Absence of Breaches or Defaults. Lessee is not in default under any document, instrument or agreement to which Lessee is a party or by which Lessee, the Properties, the Improvements or any of Lessee's property is subject or bound, which has had, or could reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Lessee is a party or by which Lessee, the Properties, the Improvements or any of Lessee's property is subject or bound.

Section 5.05. Compliance with OFAC Laws. None of the Lessee Entities, and no individual or entity owning directly or indirectly any interest in any of the Lessee Entities, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws or is otherwise in violation of any of the OFAC Laws; provided, however, that the representation contained in this sentence shall not apply to any Person to the extent such Person's interest is in or through a U.S. Publicly Traded Entity.

Section 5.06. Solvency. There is no contemplated, pending or threatened Insolvency Event or similar proceedings, whether voluntary or involuntary, affecting Lessee or any Lessee Entity. Lessee does not have unreasonably small capital to conduct its business.

Section 5.07. Ownership. None of (i) Lessee, (ii) any Affiliate of Lessee, or (iii) any Person owning ten percent (10%) or more of Lessee, owns, directly or indirectly, ten percent (10%) or more of the total voting power or total value of capital stock in STORE Capital Corporation.

ARTICLE VI

TAXES AND ASSESSMENTS; UTILITIES; INSURANCE

Section 6.01. Taxes.

(a)     Payment. Subject to the provisions of Section 6.01(b) below, Lessee shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed against or imposed upon the Properties, the Improvements, Lessee or Lessor during the Lease Term related to or arising out of this Lease and the activities of the parties hereunder, including without limitation, (i) all taxes or assessments upon the Properties, the Improvements or any part thereof and upon any personal property located on the Properties, whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments; (ii) all taxes, charges, license fees and or similar fees imposed by reason of the use of the Properties or the Improvements by Lessee; (iii) all excise, franchise, transaction, privilege, license, sales, use and other taxes upon the Rental or other Monetary Obligations hereunder, the leasehold estate of either party or the activities of either party pursuant to this Lease; and (iv) all franchise, privilege or similar taxes of Lessor calculated on the value of the Properties or on the amount of capital apportioned to the Properties. Notwithstanding anything in clauses (i) through (iv) to the contrary, Lessee shall not be obligated to pay or reimburse Lessor for any taxes based on the net income of Lessor.

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(b)     Right to Contest. Within thirty (30) days after each tax and assessment payment is required by this Section 6.01 to be paid, Lessee shall provide Lessor with evidence reasonably satisfactory to Lessor that taxes and assessments have been timely paid by Lessee. In the event Lessor receives a tax bill, Lessor shall use commercially reasonable efforts to forward said bill to Lessee within fifteen (15) days of Lessor's receipt thereof. Lessee may, at its own expense, contest or cause to be contested (in the case of any item involving more than $10,000, after prior written notice to Lessor, which shall be given within fifteen (15) days of Lessee's determination to contest any matter as permitted herein), by appropriate legal proceedings conducted in good faith and with due diligence, any above-described item or lien with respect thereto, provided that (i) neither the Properties nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings; (ii) no Event of Default has occurred and is continuing; (iii) if and to the extent required by the applicable taxing authority and/or Lessor, Lessee posts a bond or takes other steps acceptable to such taxing authority and/or Lessor that removes such lien or stays enforcement thereof; (iv)  Lessee shall promptly provide Lessor with copies of all notices received or delivered by Lessee and filings made by Lessee in connection with such proceeding; and (v) upon termination of such proceedings, it shall be the obligation of Lessee to pay the amount of any such tax and assessment or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including attorneys' fees and disbursements), interest, penalties or other liabilities in connection therewith. Lessor shall at the request of Lessee, execute or join in the execution of any instruments or documents necessary in connection with such contest or proceedings, but Lessor shall incur no cost or obligation thereby.

Section 6.02. Utilities. Lessee shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Properties or the Improvements during the Lease Term. Under no circumstances shall Lessor be responsible for any interruption of any utility service.

Section 6.03. Insurance.

(a)             Coverage. Throughout the Lease Term, Lessee shall maintain, with respect to each of the Properties or the Improvements, at its sole expense, the following types and amounts of insurance, in addition to such other insurance as Lessor may reasonably require from time to time:

(i)         Insurance against loss or damage to real property and personal property under an "all risk" or "special form" insurance policy, which shall include coverage against all risks of direct physical loss, including but not limited to loss by fire, lightning, wind, terrorism, and other risks normally included in the standard ISO special form (and shall also include National Flood and Excess Flood insurance for any Property located in Flood Zone A or Flood Zone V, as designated by FEMA, or otherwise located in a flood zone area identified by FEMA as a 100-year flood zone or special hazard area, and earthquake insurance if any Property is located within a moderate to high earthquake hazard zone as determined by an approved insurance company set forth in Section 6.03(b)(x) below). Such policy shall also include soft costs, a joint loss agreement, coverage for ordinance or law covering the loss of value of the undamaged portion of the Properties and the Improvements, costs to demolish and the increased costs of construction if any of the improvements located on, or the use of, the Properties and the Improvements shall at any time constitute legal non-conforming structures or uses. Ordinance or law limits shall be in an amount equal to the full replacement cost for the loss of value of the undamaged portion of the Properties and the Improvements and no less than 25% of the replacement cost for costs to demolish and the increased cost of construction, or in an amount otherwise specified by Lessor. Such insurance shall be in amounts not less than 100% of the full insurable replacement cost values (without deduction for depreciation), with an agreed amount endorsement or without any coinsurance provision, and with sublimits satisfactory to Lessor, as determined from time to time at Lessor's request but not more frequently than once in any 12-month period.

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(ii)         Commercial general liability insurance, including products and completed operation liability, covering Lessor and Lessee against bodily injury liability, property damage liability and personal and advertising injury, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of every Property or adjoining ways, streets, parking lots or sidewalks. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee's obligations under Article X hereof to the extent insurable, and a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of Lessee or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than $10,000,000 per occurrence for bodily injury and property damage, and $10,000,000 general aggregate per location, or such higher limits as Lessor may reasonably require from time to time, and shall be of form and substance satisfactory to Lessor. Such limits of insurance can be acquired through Commercial General liability and Umbrella liability policies.

(iii)         Workers' compensation and Employers Liability insurance with statutorily mandated limits covering all persons employed by Lessee on the Properties and the Improvements in connection with any work done on or about any of the Properties or the Improvements for which claims for death or bodily injury could be asserted against Lessor, Lessee or the Properties.

(iv)         Business interruption insurance including Rental Value Insurance payable to Lessor at all locations for a period of not less than twelve (12) months. Such insurance is to follow the form of the real property "all risk" or "special form" coverage and is not to contain a co-insurance clause. Such insurance is to have a minimum of 180 days of extended period of indemnity.

(v)         Comprehensive Boiler and Machinery Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus, if any, located in or about each Property and in an amount equal to the lesser of 25% of the 100% replacement cost of each Property or $5,000,000.

(vi)         Such additional and/or other insurance and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements and personal property similar in character, location and use and occupancy to each Property.

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(b)	Insurance Provisions. All insurance policies shall:

(i)         provide for a waiver of subrogation by the insurer as to claims against Lessor, its employees and agents;

(ii)         be primary and provide that any "other insurance" clause in the insurance policy shall exclude any policies of insurance maintained by Lessor and the insurance policy shall not be brought into contribution with insurance maintained by Lessor;

(iii)         contain deductibles not to exceed $25,000, other than earthquake and flood deductibles which shall not exceed $50,000;

(iv)         contain a standard non-contributory mortgagee clause or endorsement in favor of any Lender designated by Lessor;

(v)         provide that the policy of insurance shall not be terminated, cancelled or amended without at least thirty (30) days' prior written notice to Lessor and to any Lender covered by any standard mortgagee clause or endorsement;

(vi)         be in amounts sufficient at all times to satisfy any coinsurance requirements thereof;

(vii)         except for workers' compensation insurance referred to in Section 6.03(a)(iii) above, name Lessor and any Lessor Affiliate or Lender requested by Lessor, as an "additional insured" with respect to liability insurance, and as an "additional named insured" or "additional insured" with respect to real property and rental value insurance, as appropriate and as their interests may appear;

(viii)         be evidenced by delivery to Lessor and any Lender designated by Lessor of an Acord Form 28 for property, business interruption and boiler & machinery coverage (or any other form requested by Lessor) and an Acord Form

25 for commercial general liability, workers' compensation and umbrella coverage (or any other form requested by Lessor); provided that in the event that either such form is no longer available, such evidence of insurance shall be in a form reasonably satisfactory to Lessor and any Lender designated by Lessor; and

(ix)         be issued by insurance companies licensed to do business in the states where the Properties are located and which are rated no less than A-X by Best's Insurance Guide or are otherwise approved by Lessor.

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(c)            Additional Obligations. It is expressly understood and agreed that (i) if any insurance required hereunder, or any part thereof, shall expire, be withdrawn, become void by breach of any condition thereof by Lessee, or become void or in jeopardy by reason of the failure or impairment of the capital of any insurer, Lessee shall immediately obtain new or additional insurance reasonably satisfactory to Lessor and any Lender designated by Lessor; (ii) the minimum limits of insurance coverage set forth in this Section 6.03 shall not limit the liability of Lessee for its acts or omissions as provided in this Lease; (iii) Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor and any servicer or Lender of Lessor certificates of insurance or, upon Lessor's request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times; (iv) Lessee shall pay as they become due all premiums for the insurance required by this Section 6.03; (v) in the event that Lessee fails to comply with any of the requirements set forth in this Section 6.03, within ten (10) days of the giving of written notice by Lessor to Lessee, (A) Lessor shall be entitled to procure such insurance; and (B) any sums expended by Lessor in procuring such insurance shall be Additional Rental and shall be repaid by Lessee, together with lnterest thereon at the Default Rate, from the time of payment by Lessor until fully paid by Lessee immediately upon written demand therefor by Lessor; and (vi) Lessee shall malntaln all insurance policies required in this Section 6.03 not to be cancelled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, managers, members, employees or agents, or anyone acting for Lessee or any subtenant or other occupant of the Properties, and shall comply with all policy conditions and warranties at all times to avoid a forfeiture of all or a part of any insurance payment.

(d)            Blanket Policies. Notwithstanding anything to the contrary in this Section 6.03, any insurance which Lessee is required to obtain pursuant to this Section 6.3        may be carried under a "blanket" policy or policies covering other properties or liabilities of Lessee provided that such "blanket" policy or policies otherwise comply with the provisions of this Section 6.03.

Section 6.04. Tax Impound. Upon the occurrence and continuation of such an Event of Default and with respect to each Event of Default, in addition to any other remedies, Lessor may require Lessee to pay to Lessor on the first day of each month the amount that Lessor reasonably estimates will be necessary in order to accumulate with Lessor sufficient funds in an impound account (which shall not be deemed a trust fund) (the "Reserve") for Lessor to pay any and all real estate taxes ("Real Estate Taxes") for the Properties and the Improvements for the ensuing twelve (12) months, or, if due sooner, Lessee shall pay the required amount immediately upon Lessor's demand therefor. Lessor shall, upon prior written request of Lessee, provide Lessee with evidence reasonably satisfactory to Lessee that payment of the Real Estate Taxes was made in a timely fashion. In the event that the Reserve does not contain sufficient funds to timely pay any Real Estate Taxes, upon Lessor's written notification thereof, Lessee shall, within five (5) Business Days of such notice, provide funds to Lessor in the amount of such deficiency. Lessor shall pay or cause to be paid directly to the applicable taxing authorities any Real Estate Taxes then due and payable for which there are funds in the Reserve; provided, however, that in no event shall Lessor be obligated to pay any Real Estate Taxes in excess of the funds held in the Reserve, and Lessee shall remain liable for any and all Real Estate Taxes, including fines, penalties, interest or additional costs imposed by any taxing authority (unless incurred as a result of Lessor's failure to timely pay Real Estate Taxes for whichit had funds in the Reserve). Lessee shall cooperate fully with Lessor in assuring that the Real Estate Taxes are timely paid. Lessor may deposit all Reserve funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. Upon an Event of Default, in addition to any other remedies, Lessor may apply all impounded funds in the Reserve against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

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ARTICLE VII

MAINTENANCE; ALTERATIONS

Section 7.01. Condition of Property; Maintenance. Lessee hereby accepts the Properties "AS IS" and "WHERE IS" with no representation or warranty of Lessor as to the condition thereof. Lessee shall, at its sole cost and expense, be responsible for (a) keeping all of the building, structures and improvements erected on each of the Properties (including the Improvements) in good order and repair, free from actual or constructive waste; (b) the repair or reconstruction of any building, structures or improvements erected on the Properties (including the Improvements) damaged or destroyed by a Casualty; (c) subject to Section 7.02, making all necessary structural, non-structural, exterior and interior repairs and replacements to any building, structures or improvements erected on the Properties; (d) operating, remodeling, updating and modernizing the Properties and the Improvements in accordance with prudent business practices; (e) (i) ensuring that no party encroaches upon any Property, (ii) protecting, defending, indemnifying, releasing and holding the Indemnified Parties harmless from and against any and all claims and Losses arising out of or in any way relating to any encroachments and/or activities upon any Property caused by any Person; and (iii) prosecuting any claims that Lessee seeks to bring against any Person relating to Lessee's use and possession of any Property; and (f) paying all operating costs of the Properties in the ordinary course of business. Lessee waives any right to require Lessor to maintain, repair or rebuild all or any part of the Properties or make repairs at the expense of Lessor pursuant to any Legal Requirements at any time in effect. In no event may Lessee remove the Improvements from the Property during the Lease Term.

Section 7.02. Alterations and Improvements. During the Lease Term, Lessee shall not alter the exterior, structural, plumbing or electrical elements of the Properties or the Improvements in any manner without the consent of Lessor, which consent shall not be unreasonably withheld or conditioned; provided, however, Lessee may undertake nonstructural alterations to the Properties or the Improvements, costing less than $500,000 annually in the aggregate without Lessor's prior written consent:(which may include ancillary work to the plumbing, electrical, HVAC and other building systems in compliance with Legal Requirements). If Lessor's consent is required hereunder and Lessor consents to the making of any such alterations, the same shall be made by Lessee at Lessee's sole expense by a licensed contractor. Any work at any time commenced by Lessee on the Properties and the Improvements shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease and all Legal Requirements. Upon completion of any alterations costing $500,000 or more in the aggregate, Lessee shall promptly provide Lessor with evidence of full payment to all laborers and materialmen contributing to the alterations. Additionally, upon completion of any alterations, Lessee shall promptly provide Lessor with (a) an architect's certificate certifying the alterations to have been completed in conformity with the plans and specifications (if the alterations are of such a nature as would require the issuance of such a certificate from the architect); (b) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy); and (c) any other documents or information reasonably requested by Lessor. Lessee shall keep the Properties and the Improvements free from any liens arising out of any work performed on, or materials furnished to, the Properties or the Improvements. Lessee shall execute and file or record, as appropriate, a "Notice of Non-Responsibility," or any equivalent notice permitted under applicable Law in the states where the Properties are located which provides that Lessor is not responsible for the payment of any costs or expenses relating to the additions or alterations. In no event may Lessee remove the Improvements from the Property during the Lease Term.

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Section 7.03. Encumbrances. Without Lessor's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, Lessee shall not grant any easements on, over, under or above the Properties.

ARTICLE VIII

USE OF THE PROPERTIES; COMPLIANCE

Section 8.01. Use. During the Lease Term, without the prior written consent of Lessor, such consent not to be unreasonably withheld, conditioned or delayed, each of the Properties shall be used solely for the operation of a Permitted Facility. Except during periods when a Property is untenantable due to Casualty or Condemnation (and provided that Lessee continues to strictly comply with the other terms and conditions of this Lease), Lessee shall at all times during the Lease Term occupy the Properties and shall diligently operate its business on the Properties. In the event that Lessee shall change the use of the Properties or the concept or brand operated on the Properties, only as may be expressly permitted herein or consented to by Lessor in writing, Lessee shall provide Lessor with written notice of any such change and copies of the franchise agreement(s) related to such new concept or brand, if any.

Section 8.02. Compliance. Lessee's use and occupation of each of the Properties, and the condition thereof, shall, at Lessee's sole cost and expense, comply fully with all Legal Requirements and all restrictions, covenants and encumbrances of record, and any owner obligations under such Legal Requirements, or restrictions, covenants and encumbrances of record, with respect to the Properties, in either event, the failure with which to comply could have a Material Adverse Effect. Without in any way limiting the foregoing provisions, Lessee shall comply with all Legal Requirements relating to anti-terrorism, trade embargos, economic sanctions, Anti-Money Laundering Laws, and the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder, as it affects the Properties now or hereafter in effect. Lessee shall obtain, maintain and comply with all required licenses and permits, both governmental and private, to use and operate the Properties as Permitted Facilities. Upon Lessor's written request from time to time during the Lease Term, Lessee shall certify in writing to Lessor that Lessee's representations, warranties and obligations under Section 5.05 and this Section 8.02 remain true and correct in all material respects and have not been breached. Lessee shall immediately notify Lessor in writing if any of such representations, warranties or covenants are no longer true in all material respects or have been breached or if Lessee has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Lessee shall comply with all Legal Requirements and directives of Governmental Authorities and, at Lessor's request, provide to Lessor copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Lessee shall also reimburse Lessor for all reasonable Costs incurred by Lessor in evaluating the effect of such an event on the Properties and this Lease, in obtaining any necessary license from Governmental Authorities as may be necessary for Lessor to enforce its rights under the Transaction Documents, and in complying with all Legal Requirements applicable to Lessor as the result of the existence of such an event and for any penalties or fines imposed upon Lessor as a result thereof. Lessee will use its best efforts to prevent any act or condition to exist on or about the Properties that will materially increase any insurance rate thereon, except when such acts are required in the normal course of its business and Lessee shall pay for such increase. Lessee agrees that it will defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses caused by, incurred or resulting from Lessee's failure to comply with its obligations under this Section.

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Section 8.03. Environmental.

(a)             Covenants.

(i)         Lessee covenants to Lessor during the Lease Term, subject to the limitations of subsection (ii) below, as follows:

(A)            All uses and operations on or of the Properties, whether by Lessee or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto.

(B)            There shall be no Releases in, on, under or from the Properties, except in Permitted Amounts.

(C)            There shall be no Hazardous Materials or Regulated Substances in, on or under the Properties, except in Permitted Amounts. Above and below ground storage tanks shall be properly permitted and only used as permitted.

(D)            Lessee shall keep the Properties or cause the Properties to be kept free and clear of all Environmental Liens, whether due to any act or omission of Lessee or any other Person.

(E)            Lessee shall not act or failto act or allow any other tenant, occupant, guest, customer or other user of the Properties to act or fail to act in any way that (1) materially increases a risk to human health or the environment, (2) poses an unreasonable or unacceptable risk of harm to any Person or the environment (whether on or off any of the Properties), (3) has a Material Adverse Effect, (4) is contrary to any material requirement set forth in the insurance policies maintained by Lessee or Lessor, (5) violates any covenant, condition, agreement or easement applicable to the Properties in a material respect, or (6) would result in any reopening or reconsideration of any prior investigation or causes a new investigation by a Governmental Authority having jurisdiction over any Property.

(F)             Lessee shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to this Section 8.04, including but not limited to providing all relevant information and making knowledgeable persons available for interviews.

(ii)         Notwithstanding any provision of this Lease to the contrary, an Event of Default shall not be deemed to have occurred as a result of the failure of Lessee to satisfy any one or more of the covenants set forth in subsections (A) through (E) above provided that Lessee shall be in compliance with the requirements of any Governmental Authority with respect to the Remediation of any Release at the Properties.

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(b)            Notification Requirements. Lessee shall immediately notify Lessor in writing upon Lessee obtaining actual knowledge of (i) any Releases or Threatened Releases in, on, under or from any of the Properties other than in Permitted Amounts, or migrating towards any of the Properties; (ii) any non-compliance with any Environmental Laws related in any way to any of the Properties; (iii) any actual or potential Environmental Lien or activity use limitation; (iv) any required or proposed Remediation of environmental conditions relating to any of the Properties required by applicable Governmental Authorities; and (v) any written or oral notice or other communication of which Lessee becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials, Regulated Substances or above or below ground storage tanks, or Remediation thereof at or on any of the Properties, other than in Permitted Amounts, possible liability of any Person relating to any of the Properties pursuant to any Environmental Law, other environmental conditions in connection with any of the Properties, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section. Lessee shall, upon Lessor's written request, deliver to Lessor a certificate stating that Lessee is and has been in full compliance with all of the environmental representations, warranties and covenants in this Lease.

(c)             Remediation. Lessee shall, at its sole cost and expense, and without limiting any other provision of this Lease, effectuate any Remediation required by any Governmental Authority of any condition (including, but not limited to, a Release or Threatened Release) in, on, under or from the Properties and take any other reasonable action deemed necessary by any Governmental Authority for protection of human health or the environment. Should Lessee fail to undertake any required Remediation in accordance with the preceding sentence, Lessor, after written notice to Lessee and Lessee's failure to immediately undertake such Remediation, shall be permitted to complete such Remediation, and all Costs incurred in connection therewith shall be paid by Lessee. Any Cost so paid by Lessor, together with interest at the Default Rate, shall be deemed to be Additional Rental hereunder and shall be immediately due from Lessee to Lessor.

(d)             Indemnification. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties from and against any and all Losses, including, but not limited to, all Costs of Remediation (whether or not performed voluntarily), arising out of or in any way relating to any Environmental Laws, Hazardous Materials, Regulated Substances, above or below ground storage tanks, or other environmental matters concerning the Properties or the Improvements. It is expressly understood and agreed that Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

(e)             Right of Entry. In the event that Lessor has a reasonable basis to believe that a Release or a violation of any Environmental Law has occurred, Lessor and any other Person designated by Lessor, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Properties at all reasonable times to assess any and all aspects of the environmental condition of any Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lessor's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Lessee shall cooperate with and provide access to Lessor and any other Person designated by Lessor. Any such assessment or investigation shall be at Lessee's sole cost and expense.

(f) Survival. The obligations of Lessee and the rights and remedies of Lessor under this Section 8.03 shall survive the termination, expiration and/or release of this Lease.

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ARTICLE IX

ADDITIONAL COVENANTS

Section 9.01. Performance at Lessee's Expense. Lessee acknowledges and confirms that Lessor may impose reasonable administrative, processing or servicing fees, and collect its reasonable attorneys' fees, costs and expenses in connection with (a) any modification, amendment (other than for the Extension Options) and termination of this Lease requested by Lessee; (b) any release or substitution of Properties requested by Lessee; (c) the procurement of consents, waivers and approvals with respect to the Properties or any matter related to this Lease requested by Lessee; (d) the review of any assignment or sublease or proposed assignment or sublease or the preparation or review of any subordination or non-disturbance agreement requested by Lessee not to exceed $1,000; (e) the collection, maintenance and/or disbursement of reserves created under this Lease or the other Transaction Documents (following an Event of Default); and (f) inspections required to make certain determinations under this Lease or the other Transaction Documents following Lessor's reasonable belief of a breach under this Lease or any other Transaction Documents.

Section 9.02. Inspection. Lessor and its authorized representatives shall have the right, at all reasonable times and upon giving reasonable prior notice (except in the event of an emergency, in which case no prior notice shall be required), to enter the Properties or any part thereof and inspect the same up to three (3) times in one calendar year or at any time in the event Lessor has a reasonable basis to believe an Event of Default has occurred and is continuing. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Properties and any other loss occasioned by such entry, but, subject to Section 10.01, excluding damages arising as a result of the gross negligence or willful misconduct of Lessor.

Section 9.03. Financial Information.

(a)             Financial Statements. Within thirty (30) days after the end of each fiscal quarter and within one hundred twenty (120) days after the end of each fiscal year of Lessee and Lessee Reporting Entities, Lessee shall deliver to Lessor complete (and audited in the case of year-end statements) consolidated financial statements that consolidate Lessee and Lessee Reporting Entities, including a balance sheet, profit and loss statement, statement of stockholders' equity and statement of cash flows and all other related schedules for the fiscal period then ended, such statements to detail separately interest expense, income taxes, non-cash expenses, non-recurring expenses, operating lease expense and current portion of long-term debt - capital leases. All such financial statements shall be prepared in accordance with GMP, and shall be certified to be accurate and complete by an officer or director of each Lessee Reporting Entity.

In addition, in the event Lessee Reporting Entities operate fifteen (15) or more locations (seven (7) in addition to the Properties under this Lease), Lessee and Lessee Reporting Entities shall provide income statements for the business at each of the Properties within thirty (30) days after the end of each fiscal quarter and one hundred and twenty (120) days after the end of each fiscal year; and in such event (15 or more locations) andif Lessee's business at the Properties is ordinarily consolidated with other business for financial statements purposes, a separate profit and loss statement shall be provided showing separately the sales, profits and losses pertaining to each Property with interest expense, income taxes, non-cash expenses, non-recurring expenses and operating lease expense (rent), with the basis for allocation of overhead or other charges being clearly set forth in accordance with Schedule 9.03.

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(b)             Other Information. Notwithstanding any provision contained herein, upon request at any time, Lessee will provide to Lessor, at no additional cost or expense to Lessee1 any and all financial information and/or financial statements of Lessee Reporting Entities (and in the form or forms) as reasonably requested by Lessor if required in connection with Lessor's filings with or disclosures to the Securities and Exchange Commission or other Governmental Authority.

Section 9.04. OFAC Laws. Upon receipt of notice or upon actual knowledge thereof, Lessee shall immediately notify Lessor in writing if any Person owning (directly or indirectly) any interest in any of the Lessee Entities, or any director, officer, shareholder, member, manager or partner of any of such holders is a Person whose property or interests are subject to being blocked under any of the OFAC Laws, or is otherwise in violation of any of the OFAC Laws, or is under investigation by any Governmental Authority for, or has been charged with, or convicted of, drug trafficking, terrorist-related activities or any violation of the Anti-Money Laundering Laws, has been assessed civil penalties under these or related Laws, or has had funds seized or forfeited in an action under these or related Laws;provided, however, that the covenant in this Section 9.04 shall not apply to any Person to the extent such Person's interest is in or through a U.S. Publicly Traded Entity.

Section 9.05. Estoppel Certificate. At any time, and from time to time, up to twice in one calendar year (other than in the instance of a proposed sale of the Property), Lessee shall, promptly and in no event later than ten (10) days after a request from Lessor or any Lender or mortgagee of Lessor, execute, acknowledge and deliver to Lessor or such Lender or mortgagee, as the case may be, a certificate in the form supplied by Lessor, certifying: (a) that Lessee has accepted the Properties; (b) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (c) the commencement and expiration dates of the Lease Term; (d) the date to which the Rentals have been paid under this Lease and the amount thereof then payable; (e) whether there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (f) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (g) the capacity of the Person executing such certificate, and that such Person is duly authorized to execute the same on behalf of Lessee; (h) that neither Lessor nor any Lender or mortgagee has actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operation of the Properties, including any handling or disposal of Hazardous Materials or Regulated Substances; and (i) any other information reasonably requested by Lessor or any Lender or mortgagee, as the case may be. If Lessee shall fail or refuse to sign a certificate in accordance with the provisions of this Section within ten (10) days following a request by Lessor, Lessee irrevocably constitutes and appoints Lessor as its attorney-in-fact to execute and deliver the certificate to any such third party, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding.

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ARTICLE X

RELEASE AND INDEMNIFICATION

Section 10.01. Release and Indemnification. Lessee agrees to use and occupy the Properties at its own risk and hereby releases Lessor and Lessor's agents and employees from all claims for any damage or injury to the full extent permitted by Law. Lessee agrees that Lessor shall not be responsible or liable to Lessee or Lessee's employees, agents, customers, licensees or invitees for bodily injury, personal injury or property damage occasioned by the acts or omissions of any other lessee or any other Person. Lessee agrees that any employee or agent to whom the Properties or any part thereof shall be entrusted by or on behalf of Lessee shall be acting as Lessee's agent with respect to the Properties or any part thereof, and neither Lessor nor Lessor's agents, employees or contractors shall be liable for any loss of or damage to the Properties or any part thereof. Lessee shall indemnify, protect, defend and hold harmless each of the Indemnified Parties from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of the gross negligence or willful misconduct of such Indemnified Party; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of Law to any of the Indemnified Parties solely by reason of Lessor's interest in any Property or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) caused by, incurred or resulting from Lessee's operations or by Lessee's use and occupancy of the Properties or the Improvements, whether relating to its original design or construction, latent defects, alteration, maintenance, use by Lessee or any Person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or other Persons. It is expressly understood and agreed that Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason whatsoever.

ARTICLE XI

CONDEMNATION AND CASUALTY

Section 11.01. Notification. Lessee shall promptly give Lessor written notice of (a)  any Condemnation of any of the Properties or the Improvements, (b) the commencement of any proceedings or negotiations which might result in a Condemnation of any of the Properties, and (c) any Casualty to any of the Properties, the Improvements, or any part thereof. Such notice shall provide a general description of the nature and extent of such Condemnation, proceedings, negotiations or Casualty, and shall include copies of any documents or notices received in connection therewith. Thereafter, Lessee shall promptly send Lessor copies of all notices, correspondence and pleadings relating to any such Condemnation, proceedings, negotiations or Casualty.

Section 11.02. Total Condemnation. In the event of a Condemnation of all or substantially all of any of the Properties, and if as a result of such Condemnation:(i) access to a Property to and from the publicly dedicated roads adjacent to such Property as of the Effective Date is permanently and materially impaired such that Lessee no longer has access to such dedicated road; (ii) there is insufficient parking to operate such Property as a Permitted Facility under applicable Laws; or (iii) the Condemnation includes a portion of the building such that the remaining portion is unsuitable for use as a Permitted Facility, as determined by Lessee in the exercise of good faith business judgment (and Lessee provides to Lessor an officer's certificate executed by an officer of Lessee certifying to the same) (each such event, a "Total Condemnation"), then, in such event:

(a)             Termination of Lease. On the date of the Total Condemnation, all obligations of either party hereunder with respect to the applicable Property shall cease and the Base Annual Rental shall be reduced as set forth in Section 11.03(c) below; provided, however, that Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property and Lessee's obligation to pay Rental and all other Monetary Obligations (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the date of termination shall survive such termination. If the date of such Total Condemnation is other than the first day of a month, the Base Monthly Rental for the month in which such Total Condemnation occurs shall be apportioned based on the date of the Total Condemnation.

(b)             Net Award. Lessor shall be entitled to receive the entire Net Award in connection with a Total Condemnation and except as set forth in Section 11.07 below, without deduction for any estate vested in Lessee by this Lease, and Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such Net Award and agrees that Lessee shall not be entitled to any Net Award or other payment for the value of Lessee's leasehold interest in this Lease.

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Section 11.03. Partial Condemnation or Casualty. In the event of a Condemnation which is not a Total Condemnation (each such event, a "Partial Condemnation"), or in the event of a Casualty:

(a)         Net Awards. All Net Awards shall be paid to Lessor.

(b)         Continuance of Lease. This Lease shall continue in full force and effect upon the following terms:

(i)         All Rental and other Monetary Obligations due under this Lease shall continue unabated.

(ii)         Lessee shall promptly commence and diligently prosecute restoration of such Property to the same condition, as nearly as practicable, as prior to such Partial Condemnation or Casualty as approved by Lessor. Subject to the terms and provisions of the Mortgages and upon the written request of Lessee (accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly part of such costs, and that Lessee has complied with the terms of Section 7.02 in connection with the restoration), Lessor shall promptly make available in installments, subject to reasonable conditions for disbursement imposed by Lessor, an amount up to but not exceeding the amount of any Net Award received by Lessor with respect to such Partial Condemnation or Casualty. Prior to the disbursement of any portion of the Net Award with respect to a Casualty, Lessee shall provide evidence reasonably satisfactory to Lessor of the payment of restoration expenses by Lessee up to the amount of the insurance deductible applicable to such Casualty. Lessor shall be entitled to keep any portion of the Net Award which may be in excess of the cost of restoration, and Lessee shall bear all additional Costs of such restoration in excess of the Net Award.

(c)         Rental. Upon removal of a Property pursuant to Section 11.02 or Section 11.03, the Base Annual Rental shall be reduced by an amount equal to the Lease Rate multiplied by the Net Award.

Section 11.04. Temporary Taking. In the event of a Condemnation of all or any part of any Property for a temporary use (a "Temporary Taking"), this Lease shall remain in full force and effect without any reduction of Base Annual Rental, Additional Rental or any other Monetary Obligation payable hereunder. Except as provided below, Lessee shall be entitled to the entire Net Award for a Temporary Taking, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which event the Net Award made for such Temporary Taking shall be apportioned between Lessor and Lessee as of the date of such expiration. At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the provisions of Section 7.02, promptly commence and complete restoration of such Property.

Section 11.05. Adjustment of Losses. Any loss under any property damage insurance required to be maintained by Lessee shall be adjusted by Lessor and Lessee. Any Net Award relating to a Total Condemnation or a Partial Condemnation shall be adjusted by Lessor or, at Lessor's election, Lessee. Notwithstanding the foregoing or any other provisions of this Section 11.05 to the contrary, if at the time of any Condemnation or any Casualty or at any time thereafter an Event of Default shall have occurred and be continuing, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee's claim, if any, for a Net Award on account of such Condemnation or such Casualty and to collect such Net Award and apply the same to the curing of such Event of Default and any other then existing Event of Default under this Lease and/or to the payment of any amounts owed by Lessee to Lessor under this Lease, in such order, priority and proportions as Lessor in its discretion shall deem proper.

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Section 11.06. Lessee Obligation in Event of Casualty. During all periods of time following a Casualty, Lessee shall take reasonable steps to ensure that the affected Property is secure and does not pose any risk of harm to any adjoining property and Persons (including owners or occupants of such adjoining property).

Section 11.07. Lessee Awards and Payments. Notwithstanding any provision contained in this Article XI, Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of any personal property owned by Lessee, any insurance proceeds with respect to any personal property owned by Lessee, the interruption of its business and moving expenses (subject, however, to the provisions of Section 6.03(a)(iv) above).

ARTICLE XII

DEFAULT, CONDITIONAL LIMITATIONS,

REMEDIES AND MEASURE OF DAMAGES

Section 12.01. Event of Default. Each of the following shall be an event of default by Lessee under this Lease (each, an "Event of Default"):

(a)             if any representation or warranty of Lessee set forth in this Lease is false in any material respect when made;

(b)             if any Rental due under this Lease is not paid when due; provided, however, any delay in the payment of Rental as a result of a technical error in the wiring and/or automated clearinghouse process shall not constitute an Event of Default hereunder so long as the same is corrected within two (2) Business Days of the date Lessee receives notice thereof;

(c)             if Lessee fails to pay, prior to delinquency, any taxes, assessments or other charges the failure of which to pay will result in the imposition of a lien against any of the Properties or the Improvements;

(d)             if Lessee vacates or abandons any Property;

(e)             f there is an Insolvency Event affecting Lessee or the Guarantor;

(f)               if Lessee fails to observe or perform any of the other covenants, conditions or obligations of Lessee in this Lease;provided, however, if any such failure is within the reasonable power of Lessee to promptly cure, all as determined by Lessor in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee notice thereof and a period of thirty (30) days shall have elapsed, during which period Lessee may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such thirty (30)-day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such failure, then Lessee shall have a reasonable period to cure such failure beyond such thirty (30)-day period, which shall in no event exceed ninety (90) days after receiving notice of such failure from Lessor. If Lessee shall fail to correct or cure such failure within such ninety (90)-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

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(g)            if a final, nonappealable judgment is rendered by a court against Lessee which has a Material Adverse Effect, and is not discharged or provision made for such discharge within ninety (90) days from the date of entry thereof;

(h)             if Lessee shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

(i)               if the estate or interest of Lessee in any of the Properties shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made; or

(j)               if there is an "Event of Default" or other breach or default by Lessee or the Guarantor under any of the other Transaction Documents or any Other Agreement , after the passage of all applicable notice and cure or grace periods; provided, however, in the event that this Lease has been the subject of a Securitization and any Other Agreement has not been the subject of the same Securitization or any series relating to such Securitization, an "Event of Default" under such Other Agreement shall not constitute an Event of Default under this Lease;

(k)             if Lessor does not acquire the Improvements upon expiration of the Lease Term (including any applicable Extension Term), or upon any other termination of this Lease.

Section 12.02. Remedies. Upon the occurrence of an Event of Default, with or without notice or demand, except as otherwise expressly provided herein or such other notice as may be required by statute and cannot be waived by Lessee, Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at Law or in equity, including, without limitation, any one or more of the following:

(a)            to terminate this Lease, whereupon Lessee's right to possession of the Properties shall cease and this Lease, except as to Lessee's liability, shall be terminated;

(b)             to the extent not prohibited by applicable Law, to (i) re-enter and take possession of the Properties (or any part thereof), any fixtures of Lessee upon the Properties and, to the extent permissible, permits and other rights or privileges of Lessee pertaining to the use and operation of the Properties, and (ii) expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar Law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of the Properties to Lessor, deliver to Lessor or its agents the keys to the Properties, or both, such actions shall be deemed to be in compliance with Lessor's rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of the Lease. Lessor reserves the right following any re-entry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate;

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(c)             to bring an action against Lessee for any damages sustained by Lessor or any equitable relief available to Lessor and to the extent not prohibited by applicable Law, to seize all fixtures upon the Properties which Lessee owns or in which it has an interest, and to dispose thereof in accordance with the Laws prevailing at the time and place of such seizure or to remove all or any portion of such property and cause the same to be stored in a public warehouse or elsewhere at Lessee's sole expense, without becoming liable for any loss or damage resulting therefrom and without resorting to legal or judicial process, procedure or action;

(d)             to relet the Properties or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the Rental and other Monetary Obligations due from Lessee in such order as Lessor may, in its sole discretion, determine, which other Monetary Obligations include, without limitation, all repossession costs, brokerage commissions, attorneys' fees and expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting. Except to the extent required by applicable Law, Lessor shall have no obligation to relet the Properties or any part thereof and shall in no event be liable for refusal or failure to relet the Properties or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor reserves the right following any re-entry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice;

(e)             except to the extent prohibited by applicable Law to accelerate and recover from Lessee all Rental and other Monetary Obligations due and owing and scheduled to become due and owing under this Lease both before and after the date of such breach for the entire original scheduled Lease Term;

(f)               to recover from Lessee all Costs paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced;

(g)            to immediately or at any time thereafter, and with or without notice, at Lessor's sole option but without any obligation to do so, correct such breach or default and charge Lessee all Costs incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the Default Rate, shall be deemed to be Additional Rental hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee's breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor's right to exercise any or all remedies set forth herein;

(h)            to immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease or any other Transaction Document or any Other Agreement against any sum owing by Lessee hereunder;

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(i)               Without limiting the generality of the foregoing or limiting in any way the rights of Lessor under this Lease or otherwise under applicable Laws, at any time after the occurrence, and during the continuance, of an Event of Default, Lessor shall be entitled to apply for and have a receiver appointed under applicable Law by a court of competent jurisdiction (by ex parte motion for appointment without notice) in any action taken by Lessor to enforce its rights and remedies hereunder in order to protect and preserve Lessor's interest under this Lease or in the Properties, the Improvements, and the Personalty, and in connection therewith, LESSEE HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AFTER THE OCCURRENCE, AND DURING THE CONTINUANCE, OF AN EVENT OF DEFAULT; and/or

(j)             to seek any equitable relief available to Lessor, including, without limitation, the right of specific performance.

Section 12.03. Cumulative Remedies. All powers and remedies given by Section 12.02 to Lessor, subject to applicable Law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Lessor under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Lease, and no delay or omission of Lessor to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section or by Law to Lessor may be exercised from time to time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor's right in its sole judgment to discontinue any work commenced by Lessor or change any course of action undertaken by Lessor.

Section 12.04. Lessee Waiver. Lessee hereby expressly waives, for itself and all Persons claiming by, through and under Lessee, including creditors of all kinds, (a) any right and privilege which Lessee has under any present or future Legal Requirements to redeem the Properties or to have a continuance of this Lease for the Lease Term after termination of Lessee's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease; (b) the benefits of any present or future Legal Requirement that exempts property from liability for debt or for distress for rent; (c) any present or future Legal Requirement relating to notice or delay in levy of execution in case of eviction of a tenant for nonpayment of rent; and (d) any benefits and lien rights which may arise pursuant to any present or future Legal Requirement.

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ARTICLE XIII

MORTGAGE, SUBORDINATION AND ATTORNMENT

Section 13.01. No Liens. Lessor's interest in this Lease and/or the Properties shall not be subordinate to any liens or encumbrances placed upon the Properties by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, DEED TO SECURE DEBT, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND UPON OF THE PROPERTIES, THE IMPROVEMENTS OR LESSEE'S LEASEHOLD INTEREST IN THE PROPERTY, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID.

Section 13.02. Subordination. This Lease at all times shall automatically be subordinate to the lien of any and all Mortgages now or hereafter placed upon any of the Properties by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of any or all such Mortgages as shall be desired by Lessor, or any present or proposed mortgagees under trust deeds, upon the condition that Lessee shall have the right to remain in possession of the Properties under the terms of this Lease, notwithstanding any default in any or all such Mortgages, or after the foreclosure of any such Mortgages, so long as no Event of Default shall have occurred and be continuing.

Section 13.03. Attornment. In the event any purchaser or assignee of any Lender at a foreclosure sale acquires title to any of the Properties, or in the event that any Lender or any purchaser or assignee otherwise succeeds to the rights of Lessor as landlord under this Lease, Lessee shall attorn to Lender or such purchaser or assignee, as the case may be (a "Successor Lessor"), and recognize the Successor Lessor as lessor under this Lease, and, subject to the provisions of this Article XIII, this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee, provided that the Successor Lessor shall only be liable for any obligations of Lessor under this Lease which accrue after the date that such Successor Lessor acquires title. The foregoing provision shall be self-operative and effective without the execution of any further instruments.

Section 13.04. Execution of Additional Documents. Although the provisions in this Article XIII shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver such additional reasonable instruments as may be reasonably required for such purposes.

Section 13.05. Notice to Lender. Lessee shall give written notice to any Lender having a recorded lien upon any of the Properties, the Improvements or any part thereof of which Lessee has been notified of any breach or default by Lessor of any of its obligations under this Lease and give such Lender at least sixty (60) days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto.

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ARTICLE XIV

ASSIGNMENT

Section 14.01. Assignment by Lessor. As a material lnducement to Lessor's willingness to enter into the transactions contemplated by this Lease (the "Transaction") and the other Transaction Documents, Lessee hereby agrees that Lessor may, from time to time and at any time and without the consent of Lessee, engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other Laws: (a) the sale, assignment, grant, conveyance, transfer, financing, re-financing, purchase or re-acquisition of all, less than all or any portion of the Properties, this Lease or any other Transaction Document, Lessor's right, title and interest in this Lease or any other Transaction Document, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing; or (b) a Securitization and related transactions. Without in any way limiting the foregoing, the parties acknowledge and agree that Lessor, in its sole discretion, may assign this Lease or any interest herein to another Person in order to maintain Lessor's or any of its Affiliates' status as a REIT. In the event of any such sale or assignment other than a security assignment, Lessee shall attorn to such purchaser or assignee (so long as Lessor and such purchaser or assignee notify Lessee in writing of such transfer and such purchaser or assignee expressly assumes in writing the obligations of Lessor hereunder from and after the date of such assignment). At the request of Lessor, Lessee will execute such documents confirming the sale, assignment or other transfer and such other agreements as Lessor may reasonably request, provided that the same do not increase the liabilities and obligations of Lessee hereunder. Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

Section 14.02. Assignment by Lessee.

(a)     Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and upon the particular purposes for which Lessee intends to use the Properties in entering into this Lease. Lessee shall not assign, transfer, convey, pledge or mortgage this Lease or any interest herein or any interest in Lessee, whether by operation of Law or otherwise, without the prior written consent of Lessor, such consent not to be unreasonably withheld conditioned or delayed. At the time of any assignment of this Lease which is approved by Lessor, the assignee shall assume all of the obligations of Lessee under this Lease pursuant to a written assumption agreement in form and substance reasonably acceptable to Lessor. Such assignment of this Lease pursuant to this Section 14.02 shall not relieve Lessee of its obligations respecting this Lease unless otherwise agreed to by Lessor. Any assignment, transfer, conveyance, pledge or mortgage in violation of this Section 14.02 shall be voidable at the sole option of Lessor. Any consent to an assignment given by Lessor hereunder shall not be deemed a consent to any subsequent assignment.

(b)     Notwithstanding anything to the contrary contained in this Section 14.02 and provided that no Event of Default has occurred and is continuing and provided further that any assignee agrees to assume all of Lessee's obligations under this Lease, Lessee shall have the right to assign or otherwise transfer all, but not less than all, of its interest in, to and under this Lease without Lessor's consent to (i) an Affiliate of Lessee, (ii) any entity which purchases or otherwise acquires all or substantially all of the assets or equity interest of Lessee in a bona fide sale for fair market value, or (iii) a Qualified Operator. A "Qualified Operator" shall mean a Person who, for two (2) consecutive years immediately prior to the date of the proposed assignment or transfer, (A) has a CFCCR (defined below) of at least 5.0x, (8) generates EBITDA (defined below) of at least $8,500,000.00, and (C) has a Lease Adjusted Leverage (defined below) of no more than 3.0x (each, a "Permitted Transfer"); provided, however, that Lessee may satisfy the foregoing conditions of a Qualified Operator by providing, or causing to be provided, a guaranty agreement, in form and substance reasonably acceptable to and approved by Lessor, in writing, which guaranty shall be from an entity that meets the requirements of (A), (B), and (C) set forth in the definition of Qualified Operator herein. In the event that Lessee effects a Permitted Transfer pursuant to clause (iii), Lessee shall be released from any liability arising under this Lease from and after the date of such assignment. In the event that Lessee effects a Permitted Transfer pursuant to clauses (i) or (ii) (unless the transferee under clause (ii) is a Qualified Operator), Lessee shall not be released from liability under this Lease.

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For purposes hereof:

"CFCCR' means with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time, each as determined in accordance with GAAP, of (1) the sum of Net Income (excluding non-cash income), Depreciation and Amortization, Interest Expense, Operating Lease Expense and non-cash expenses to (2) the sum of Operating Lease Expense, scheduled principal payments of long term Debt, scheduled maturities of all Capital Leases, dividends and Interest Expense (excluding non-cash interest expense and amortization of non-cash financing expenses). For purposes of calculating the CFCCR, the following terms shall be defined as set forth below:

"Capital Lease" shall mean all leases of any property, whether real, personal or mixed, by a Person, which leases would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person. The term "Capital Lease" shall not include any operating lease.

"Debt” shall mean with respect to a Person, and for the period of determination (i) indebtedness for borrowed money, (ii) subject to the limitation set forth in sub-item (iv) below, obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations under leases which should be, in accordance with GAAP, recorded as Capital Leases, and (iv) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, except for guaranty obligations of such Person, which, in conformity with GAAP, are not included on the balance sheet of such Person.

"Depreciation and Amortization" shall mean the depreciation and amortization accruing during any period of determination with respect to a Person, as determined in accordance with GAAP.

"Interest Expense" shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of all Debt of a Person, as determined in accordance with GAAP.

“Net Income" shall mean with respect to the period of determination, the net income or net loss of a Person. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses or non-cash items allocable to the period of determination, (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense, Operating Lease Expense, and (iii) no deductions shall be made for income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP.

"Operating Lease Expense" shall mean the sum of all payments and expenses incurred by a Person under any operating leases during the period of determination, as determined in accordance with GAAP.

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"EBITDA" means for the twelve (12) month period ending on the date of determination, the sum of a Person's net income (loss) for such period plus, in each case to the extent previously deducted in calculating net income (loss): (1) income taxes, (2) principal and interest payments on all of its debt obligations (including any borrowings under short term credit facilities), (3) all non-cash charges including depreciation and amortization, and (4) Non-Recurring Items (defined below).

"EBITDAR" means the sum of a Person's EBITDA and its total land and building rent for the twelve (12) month period ending on the date of determination.

"Lease Adjusted Leverage" means with respect to a Person, as of any applicable date, the sum of (1) eight (8) times such Person's total land and building rent for the twelve (12) month period ending on the date of determination, and (2) the total current balance of such Person's total debt obligations (including any borrowings under short term credit facilities) on such date, divided by EBITDAR.

"Non-Recurring Items" shall mean with respect to a Person, items of the sum (whether positive or negative) of revenue minus expenses that, in the judgment of Lessor, are unusual in nature, occur infrequently and are not representative of the ongoing or future earnings or expenses of such Person.

(c)     In connection with an assignment by Lessee pursuant to this Section 14.02, Lessee shall have provided to Lessor, immediately prior to the effective date of such assignment, an officer's certificate executed by an officer of the assignee certifying the covenant provided in Section 5.10 of this Lease, based upon a list of parties identified by Lessor as holding a ten percent (10%) interest or more in Lessor. Lessor shall provide the written list described in the preceding sentence within five (5) Business Days of written request therefor by Lessee and, in the absence of timely provision of such list, such officer's certificate shall be based on the latest written list delivered by Lessor to Lessee

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Section 14.03. No Sale of Assets. Other than as set forth above, without the prior written consent of Lessor, Lessee shall not sell all or substantially all of Lessee's assets. Any sale of Lessee's assets in violation of this Section 14.03, shall be voidable at the sole option of Lessor. Any consent to a sale of Lessee's assets given by Lessor hereunder shall not be deemed a consent to any subsequent sale of Lessee's assets.

Section 14.04. No Subletting. Lessee shall not sublet any or all of the Properties without the prior written consent of Lessor, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that without Lessor's consent, Lessee may sublet any or all of the Properties to Guarantor or up to 25% of the Properties to any Person (each such sublease described in this Section 14.04, individually, a "Permitted Sublease" and collectively, "Permitted Subleases", and such subtenant thereunder, "Subtenant") so long as each Sublease contains the following provisions: (a) the Permitted Sublease is subject and subordinate to this Lease; (b) the Permitted Sublease shall not contain any terms inconsistent with this Lease (or if so, the terms of this Lease shall control); (c) the rent due under any Permitted Sublease shall be fixed rent and shall not be based on the net profits of any Subtenant; (d) unless otherwise mutually agreed upon by Lessor and the related Subtenant, the Permitted Sublease shall terminate upon the expiration or sooner termination of this Lease (including any renewals hereof), provided that the related Subtenant agrees to attorn to Lessor if Lessor elects to assume the Permitted Sublease following a termination of this Lease;

(e) Lessee shall at all times remain liable under this Lease irrespective of any Permitted Sublease;and (f) the related Property shall be used and occupied only as a Permitted Facility.

ARTICLE XV

NOTICES

Section 15.01. Notices. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Lease shall be in writing and given by any one of the following: (a) hand delivery; (b) express overnight delivery service; (c) certified or registered mail, return receipt requested; or (d) email transmission, and shall be deemed to have been delivered upon (i) receipt, if hand delivered; (ii)    the next Business Day, if delivered by a reputable express overnight delivery service; (iii) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested; or (iv) transmission, if delivered by email transmission. Notices shall be provided to the parties and addresses (or electronic mail addresses) specified below:

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If to Lessee:	Marquis Real Estate Holdings, LLC PO Box 1308 Chatsworth, GA 30705 Attention: Tim Bailey Email: tbailey@marquisind.com

With a copy to:	Mitchell Nussbaum Loeb & Loeb LLP 345 Park Avenue NY, NY, 10154-1895 Email: enussbaum@loeb.com

If to Lessor:	STORE Capital Acquisitions, LLC 8501 E. Princess Drive, Suite 190 Scottsdale, AZ 85255 Attention: Michael T. Bennett Executive Vice President - General Counsel Email: mbennett@storecapital.com

With a copy to:	Kutak Rock LLP 1801 California Street, Suite 3000 Denver, CO 80202 Attention: Kelly Reynoldson, Esq. Email: kelly.reynoldson@kutakrock.com or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

ARTICLE XVI

INTENTIONALLY DELETED

ARTICLE XVII

MISCELLANEOUS

Section 17.01. Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform (each, a "Force Majeure Event") shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, expressly excluding, however, the obligations imposed upon Lessee with respect to Rental and other Monetary Obligations to be paid hereunder.

Section 17.02. No Merger. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Properties by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate, and (b) the fee estate or ownership of any of the Properties or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease, and (ii) the fee estate in or ownership of the Properties or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

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Section 17.03. Interpretation. Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

Section 17.04. Characterization. The following expressions of intent, representations, warranties, covenants, agreements, stipulations and waivers are a material inducement to Lessor entering into this Lease:

(a)             Lessor and Lessee intend that (i) this Lease constitutes an unseverable, unitary and single lease of all, but not less than all, of the Properties, and, if at any time this Lease covers other real property in addition to the Properties, neither this Lease, nor Lessee's obligations or rights hereunder may be allocated or otherwise divided among such properties by Lessee; (ii) this Lease is a "true lease," is not a mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and (iii) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Lessor and Lessee, the Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership ( de facto or de jure) between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

(b)             Lessor and Lessee covenant and agree that: (i) each will treat this Lease as a true lease for state Law reporting purposes and for federal income tax purposes; (ii) each party will not, nor will it permit any Affiliate to, at any time, take any action or fail to take any action with respect to the preparation or filing of any statement or disclosure to Governmental Authority, including without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 17.04; (iii) with respect to the Properties, the Lease Term is less than seventy-five percent (75%) of the estimated remaining economic life of the Properties; and (iv) the Base Annual Rental is the fair market value for the use of the Properties and was agreed to by Lessor and Lessee on that basis, and the execution and delivery of, and the performance by Lessee of its obligations under, this Lease do not constitute a transfer of all the Properties.

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(c)             Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and as a master lease of all of the Properties. Lessee stipulates and agrees (i) not to challenge the validity, enforceability or characterization of the lease of the Properties as a true lease and/or as a single, unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties; and (ii) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in this Section 17.04.

Section 17.05. Disclosures.

(a)             Securities Act or Exchange Act. The parties agree that, notwithstanding any provision contained in this Lease, any party (and each employee, representative or other agent of any party) may disclose to any and all persons, without limitation of any kind, any matter required under the Securities Act or the Exchange Act.

(b)            Lessor Advertising and Related Publications. Lessee hereby consents to the use by Lessor of, and Lessor is hereby expressly permitted to use, Lessee's name, trademarks, logos, pictures of stores and signage, and basic Transaction information (collectively Lessee's Information") solely in connection with Lessor's sales, advertising, and press release materials, including on Lessor's website. Lessee's consent shall be deemed authorization for the limited use of Lessee's Information by Lessor under all applicable copyright and trademark laws.

Section 17.06. Attorneys' Fees. In the event of any judicial or other adversarial proceeding concerning this Lease, to the extent permitted by Law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other Costs in addition to any other relief to which it may be entitled. In addition, the prevailing party shall, upon demand, be entitled to all attorneys' fees and all other Costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced.

Section 17.07. Memoranda of Lease. Concurrently with the execution of this Lease, Lessor and Lessee are executing Lessor's standard form memorandum of lease in recordable form, indicating the names and addresses of Lessor and Lessee, a description of the Properties, the Lease Term, but omitting Rentals and such other terms of this Lease as Lessor may not desire to disclose to the public. Further, upon Lessor's request, Lessee agrees to execute and acknowledge a termination of lease and/or quitclaim deed in recordable form to be held by Lessor until the expiration or sooner termination of the Lease Term; provided, however, if Lessee shall fail or refuse to sign such a document in accordance with the provisions of this Section within ten (10) days following a request by Lessor, Lessee irrevocably constitutes and appoints Lessor as its attorney-in-fact to execute and record such document, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding.

Section 17.08. No Brokerage. Other than Marcus & Millichap whose fees shall be paid by Lessee, Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Properties. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, Costs, damages and expenses, including attorneys' fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

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Section 17.09. Waiver of Jury Trial and Certain Damages. LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF THE PROPERTIES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY AND ANY OF THE AFFILIATES, OFFICERS, DIRECTORS, MEMBERS, MANAGERS OR EMPLOYEES OF LESSOR OR LESSEE, AS APPLICABLE, OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY LESSOR AND LESSEE OF ANY RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

Section 17.10. Securitizations. As a material inducement to Lessor's willingness to enter into the Transactions contemplated by this Lease and the other Transaction Documents, Lessee hereby acknowledges and agrees that Lessor may, from time to time and at any time

(a)  advertise, issue press releases, send direct mail or otherwise disclose information regarding the Transaction for marketing purposes; and (b) (i) act or permit another Person to act as sponsor, settler, transferor or depositor of, or a holder of interests in, one or more Persons or other arrangements formed pursuant to a trust agreement, indenture, pooling agreement, participation agreement, sale and servicing agreement, limited liability company agreement, partnership agreement, articles of incorporation or similar agreement or document; and (ii) permit one or more of such Persons or arrangements to offer and sell stock, certificates, bonds, notes, other evidences of indebtedness or securities that are directly or indirectly secured, collateralized or otherwise backed by or represent a direct or indirect interest in whole or in part in any of the assets, rights or properties described in Section 14.01 of this Lease, in one or more Persons or arrangements holding such assets, rights or properties, or any of them (collectively, the "Securities"), whether any such Securities are privately or publicly offered and sold, or rated or unrated (any combination of which actions and transactions described in both clauses (i) and (ii) in this paragraph, whether proposed or completed, are referred to in this Lease as a "Securitization"). Lessee shall cooperate fully with Lessor and any Affected Party with respect to all reasonable requests and due diligence procedures and use reasonable efforts to facilitate such Securitization, provided that such cooperation shall be at no additional cost or expense to Lessee so long as Lessee is not otherwise required to provide such information to Lessor pursuant to the other provisions of this Lease.

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Section 17.11. State-Specific Provisions. The provisions and/or remedies which are set forth on the attached Exhibit D shall be deemed a part of and included within the terms and conditions of this Lease.

Section 17.12. Time is of the Essence; Computation. Time is of the essence with respect to each and every provision of this Lease. If any deadline provided herein falls on a non-Business Day, such deadline shall be extended to the next day that is a Business Day.

Section 17.13. Waiver and Amendment. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the Rental and other Monetary Obligations stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such Rental or other Monetary Obligations then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor's right to collect any unpaid amounts or an accord and satisfaction.

Section 17.14. Successors Bound. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

Section 17.15. Captions. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner ln the construction or interpretation hereof.

Section 17.16. Other Documents. Each of the parties agrees to sign such other and further documents as may be necessary or appropriate to carry out the intentions expressed in this Lease.

Section 17.17. Entire Agreement. This Lease and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided.

Section 17.18. Forum Selection; Jurisdiction; Venue; Choice of Law. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the state or states where the Properties are located. Lessee consents that it may be served with any process or paper by registered mailor by personal service within or without the state or states where the Properties are located in accordance with applicable Law. Furthermore, Lessee waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. This Lease shall be governed by, and construed with, the Laws of the applicable state or states in which the Properties are located, without giving effect to any state's conflict of Laws principles.

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Section 17.19. Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original. Furthermore, the undersigned agree that transmission of this Lease via e-mail in a ".pdf' or other electronic format shall be deemed transmission of the original Lease for all purposes.

ARTICLE XVIII

PURCHASE OPTION

Section 18.01. Purchase Option. Lessee shall have the option during the Option Windows (defined below) to give Lessor written notice (an "Option Notice") of Lessee's election to purchase all of the Properties for a price equal to the greater of (a) their fair market value (which fair market value shall be determined in accordance with Section 18.02 below), or (b)  Lessor's Total Investment. Additionally, Lessee shall pay in full all amounts outstanding under the Loan Agreement and the other Loan Documents at the time of closing. The closing for such purchase must occur within ninety (90) days following Lessor's receipt of the Option Notice if the required appraisal (described in Section 18.02 below) has been received and, if not, a day for day extension will be allowed until the appraisal is received, or any other date mutually agreed upon by Lessor and Lessee.,,There shall not be a continuing Event of Default at the time Lessee exercises this option.

For purposes hereof:

"Lessor's Total Investment” means $708,926.90.

"Option Window" means the following time periods: for a period of six (6) months commencing on June 14, 2026; a period of six (6) months commencing on June 14, 2031; a period of six (6) months commencing on June 14, 2036; a period of six (6) months commencing on June 14, 2041; a period of six (6) months commencing on June 14, 2046; and a period of six (6) months commencing on June 14, 2051.

Section 18.02. Fair Market Value. For purposes of determining the "fair market value" of the Properties, Lessor shall, at Lessee's sole expense, retain an independent MAI appraiser mutually acceptable to Lessor and Lessee (and neither Lessor nor Lessee shall unreasonably withhold their consent to such appraiser) who shall prepare appraisals of the fair market value of the unimproved land value of the Properties at the time of exercise of the Purchase Option determined with no consideration given to the improvements on the Properties and with the assumption that the Properties are without any leases or cash flow whatsoever.

Section 18.03. Closing. Upon exercise of this option, Lessor and Lessee shall open a new escrow account with a recognized title insurance company selected by Lessor. Such escrow shall be subject to the standard escrow instructions of the escrow agent, to the extent they are not inconsistent herewith. At or before the close of escrow, Lessor shall deliver to the escrow agent its statutory warranty deeds, conveying to Lessee the Properties free and clear of all liens and encumbrances except (a) liens for taxes and assessments; and (b) covenants, easements and restrictions of record which (i) were attached to the Properties as of the date hereof, (ii) attached during the term of the Lease through Lessee's action or inaction, as the case may be, (iii) have been granted by Lessor in lieu of a taking by the power of eminent domain or the like, or (iv) have been approved by Lessee; in all cases, without further representation and warranty. In the event Lessor is unable to convey title as required (through no fault of Lessor), Lessee shall have the right to accept such title as Lessor can convey or elect not to consummate its exercise of the option. Both Lessor and Lessee agree to execute a purchase agreement, escrow instructions and such other instruments as may be necessary or appropriate to consummate the sate of the Properties in the manner and containing the terms herein provided. All Costs incurred in connection with Lessee's exercise of the option, including, but not limited to, escrow fees, title insurance fees, recording costs or fees, , appraisal fees, stamp taxes and transfer fees shall be borne by Lessee. Each party shall pay their respective attorney's fees. Lessee shall continue to pay and perform all of its obligations under this Lease until the close of escrow. The purchase price paid by Lessee in exercising this option shall be paid to Lessor or to such person or entity as Lessor may direct at closing in immediately available funds. The closing date may be extended for a reasonable period of time to permit Lessor to cure title defects or to permit either party to cure any other defects or defaults provided each party is diligently seeking to cure such defect or default and Lessee continues to perform its obligations hereunder. In the case of any mortgage or other monetary lien arising by, through or under Lessor (but not arising by, through or under Lessee), the escrow agent shall first apply the purchase price to the payment of such mortgage or monetary Hen, and the balance shall be paid over to Lessor at closing. Upon closing, this Lease shall automatically terminate and Lessor and Lessee shall execute and deliver all documents reasonably requested by Lessor to evidence termination of this Lease; provided, however, that Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease and Lessee's obligation to pay Rental and all other Monetary Obligations (whether payable to Lessor or a third party) accruing under this Lease prior to the date of termination shall survive such termination.

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Section 18.04. Termination of Option. Notwithstanding anything to the contrary, Lessee's rights under this Article XVIII shall terminate and be null and void and of no further force and effect if (a) this Lease is terminated prior to the Option Window; or (b) the Properties are sold or transferred pursuant to the exercise of a private power of sale or judicial foreclosure or acceptance of a deed in lieu thereof;. In any such event, Lessee shall execute a quitclaim deed and/or such other documents as Lessor shall reasonably request evidencing the termination of Lessee's right under this Article XVIII.

Section 18.05. No Assignment of Option. Lessee may not sell, assign, transfer, hypothecate or otherwise dispose of the option granted herein or any interest therein, except in conjunction with a permitted assignment of Lessee's entire interest herein and then only to the assignee thereof. Any assignment of this option which is contrary to the terms of this Section shall be deemed to be an Event of Default under this Lease, and the option granted herein shall be void if Lessee does not cure such Event of Default within twenty (20) Business Days of Lessor's notice of such Event of Default.

[Remainder of page intentionally left blank; signature page(s) to follow]

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IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

LESSOR:

STORE CAPITAL ACQUISITIONS, LLC, a

Delaware limited liability company

/s/ Michael T. Bennett

Printed Name: Michael T. Bennett

Title: Executive Vice President

General Counsel

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IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

LESSEE:

MARQUIS REAL ESTATE HOLDINGS, LLC, A

Delaware limited liability company

/s/ Jon Isaac

Printed Name: Jon Isaac

Title: President/Manager

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EXHIBITS

Exhibit A:	Defined Terms

Exhibit B:	Legal Descriptions and Street Addresses of the Properties

Exhibit C:	Authorization Agreement - Pre-Arranged Payments

Exhibit D:	State-Specific Provisions

Schedule 9.03	Supplemental Financial Information

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EXHIBIT A

DEFINED TERMS

The following terms shall have the following meanings for all purposes of this Lease:

"Additional Rental” has the meaning set forth in Section 4.03.

"Adjustment Date" has the meaning set forth in Section 1.07.

"Affected Party" means each direct or indirect participant or investor in a proposed or completed Securitization, including, without limitation, any prospective owner, any rating agency or any party to any agreement executed in connection with the Securitization.

"Affiliate" means any Person which directly or indirectly controls, is under common control with or is controlled by any other Person. For purposes of this definition, "controls," "under common control with," and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

"Anti-Money Laundering Laws" means all applicable Laws, regulations and government guidance on the prevention and detection of money laundering, including, without limitation, (a) 18 U.S.C. §§ 1956 and 1957; and (b) the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., and its implementing regulations, 31 CFR Part 103.

"Base Annual Rental” has the meaning set forth in Section 1.05.

"Base Monthly Rental” means an amount equal to 1/12 of the applicable Base Annual Rental.

"Business Day'' means a day on which banks located in Scottsdale, Arizona are not required or authorized to remain closed.

"Casualty'' means any loss of or damage to any property included within or related to the Properties or arising from an adjoining property caused by an Act of God, fire, flood or other catastrophe.

"Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

"Condemnation" means a Taking and/or a Requisition.

"Costs" means alt reasonable costs and expenses incurred by a Person, including, without limitation, reasonable attorneys' fees and expenses, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, brokerage fees, escrow fees, title insurance premiums, appraisal fees, stamp taxes, recording fees and transfer taxes or fees, as the circumstances require.

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"Default Rate" means 10% per annum or the highest rate permitted by Law, whichever is less.

"Effective Date" has the meaning set forth in the introductory paragraph of this Lease.

"Environmental Laws" means federal, state and local Laws, ordinances, common law requirements and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees having the effect of Law in effect now or in the future and including all amendments, that relate to Hazardous Materials, Regulated Substances, USTs, and/or the protection of human health or the environment, or relating to liability for or Costs of Remediation or prevention of Releases, and apply to Lessee and/or the Properties.

"Environmental Liens" means any liens and other encumbrances imposed pursuant to any Environmental Law.

"Event of Default' has the meaning set forth in Section 12.01.

"Exchange Act” means the Securities Exchange Act of 1934, as amended.

"Extension Option" has the meaning set forth in Section 3.02. "Extension Term" has the meaning set forth in Section 3.02.

"Force Majeure Event” has the meaning set forth in Section 17.01.

" GAAP' means generally accepted accounting principles, consistently applied from period to period.

"Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, any state or any political subdivision thereof with authority to adopt, modify, amend, interpret, give effect to or enforce any federal, state and local Laws, statutes, ordinances, rules or regulations, including common law, or to issue court orders.

"Guarantor" means Marquis Industries, Inc., a Georgia corporation, or any additional or replacement guarantor(s) approved by Lessor in its sole and absolute discretion.

" Guaranty'' means that certain Unconditional Guaranty of Payment and Performance dated as of the date hereof given by Guarantor for the benefit of Lessor, as the same may be amended from time to time.

"Hazardous Materials" includes: (a) oil, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials, contaminants or pollutants, the presence of which causes any of the Properties to be in violation of any local, state or federal Law or regulation, or Environmental Law, or are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances," "contaminants," "pollutants," or words of similar import under any applicable local, state or federal Law or under the regulations adopted, orders issued, or publications promulgated pursuant thereto, including, but not limited to: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; (ii) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 5101, et seq.; (iii) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; and (iv) regulations adopted and publications promulgated pursuant to the aforesaid Laws; (b) asbestos in any form which is friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (c) underground storage tanks; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

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"Improvements" means all buildings, building improvements, fixtures, land improvements and other improvements now or hereafter located on the Property (whether or not affixed to the Property).

"Indemnified Parties" means Lessor and its members, managers, officers, directors, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessor.

"Initial Term" has the meaning set forth in Section 3.01.

"Insolvency Event” means (a) a Person's (i) failure to generally pay its debts as such debts become due; (ii) admitting in writing its inability to pay its debts generally; or (iii) making a general assignment for the benefit of creditors; (b) any proceeding being instituted by or against any Person (i) seeking to adjudicate it bankrupt or insolvent; (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Law relating to bankruptcy, insolvency, or reorganization or relief of debtors; or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against any Person, either such proceeding shall remain undismissed for a period of one hundred twenty (120) days or any of the actions sought in such proceeding shall occur; or (c) any Person taking any corporate action to authorize any of the actions set forth above in this definition.

"Insurance Premiums" has the meaning in Section 6.04.

"Law(s)" means any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted Governmental Authority, court or agency, now or hereafter enacted or in effect.

"Lease Rate" means a percentage equal to (a) the then-current Base Monthly Rental multiplied by twelve (12), divided by (b) the aggregate purchase price of all of the Properties paid by Lessor (or Lessor's predecessor-in-interest).

"Lease Term" has the meaning described in Section 3.01.

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"Legal Requirements" means the requirements of all present and future Laws (including, without limitation, Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals), all judicial and administrative interpretations thereof, including any judicial order, consent, decree or judgment, and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Lessee or to any of the Properties, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Properties, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Properties.

"Lender' means any lender in connection with any loan secured by Lessor's interest in any or all of the Properties, and any servicer of any loan secured by Lessor's interest in any or all of the Properties.

"Lessee Entity" or "Lessee Entities" means individually or collectively, as the context may require, Lessee and Guarantor.

"Lessee's Information" has the meaning set forth in Section 17.05(b).

"Lessee Reporting Entities" means individually or collectively, as the context may require, Lessee, Guarantor and Marquis Affiliated Holdings, LLC, a Delaware limited liability company.

"Lessor Entity" or "Lessor Entities” means individually or collectively, as the context may require, Lessor and all Affiliates of Lessor.

"Loan Agreement means that certain Mortgage Loan Agreement by and among the Mortgage Loan Lender and Lessee of even date herewith memorializing the Improvement mortgage loan from the Mortgage Loan Lender to Lessee in the principal amount of $9,355,521.00.

"Loan Documents" means collectively, the Loan Agreement, the Note, and all documents evidencing and/or securing the loan described therein, including without limitation, promissory notes, guarantees, mortgages or deeds of trust, an environmental indemnification agreement, any security agreement, and all other documents, instruments and agreements executed in connection therewith or contemplated thereby.

"Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, diminutions in value, fines, penalties, interest, charges, fees, judgments, awards, amounts paid in settlement and damages of whatever kind or nature, inclusive of bodily injury and property damage to third parties (including, without limitation, attorneys' fees and other Costs of defense).

"Material Adverse Effect” means a material adverse effect on (a) any Property, including without limitation, the operation of any Property as a Permitted Facility and/or the value of any Property; (b) the contemplated business, condition, worth or operations of any Lessee Entity; (c) Lessee's ability to perform its obligations under this Lease; (d) Lessor's interests in any of the Properties, this Lease or the other Transaction Documents; or (e) Guarantor's ability to perform its obligations under the Guaranty.

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"Monetary Obligations" means all Rental and all other sums payable or reimbursable by Lessee under this Lease to Lessor, to any third party on behalf of Lessor, or to any Indemnified Party.

''Mortgage Loan Lender'' is STORE Capital Acquisitions, LLC, a Delaware limited liability company.

"Mortgages" means, collectively, the mortgages, deeds of trust or deeds to secure debt, assignments of rents and leases, security agreements and fixture filings executed by Lessor for the benefit of Lender with respect to any or all of the Properties, as such instruments may be amended, modified, restated or supplemented from time to time and any and all replacements or substitutions.

"Net Award” means (a) the entire award payable with respect to a Property by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise; or (b) the entire proceeds of any insurance required under Section 6.03 payable with respect to a Property, as the case may be, and in either case, less any Costs incurred by Lessor in collecting such award or proceeds.

"Note" means that certain Promissory Note of even date herewith from Lessee to the Mortgage Loan Lender, in the principal amount of $9,355,521.00.

"OFAC Laws" means Executive Order 13224 issued by the President of the United States, and all regulations promulgated thereunder, including, without limitation, the Terrorism Sanctions Regulations (31 CFR Part 595), the Terrorism List Governments Sanctions Regulations (31 CFR Part 596), the Foreign Terrorist Organizations Sanctions Regulations (31 CFR Part 597), and the Cuban Assets Control Regulations (31 CFR Part 515), and all other present and future federal, state and local Laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including without limitation, the U.S. Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as supplemented, amended or modified from time to time after the Effective Date, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar Laws, ordinances, regulations, policies or requirements of other states or localities.

"Other Agreements" means the Loan Documents.

"Partial Condemnation" has the meaning set forth in Section 11.03.

"Permitted Amounts" shall mean, with respect to any given level of Hazardous Materials or Regulated Substances, that level or quantity of Hazardous Materials or Regulated Substances in any form or combination of forms which does not constitute a violation of any Environmental Laws and except as set forth in that certain Phase I Environmental Site Assessment dated May 20, 2016 prepared by EMG and that certain Release Notification from the Department of Natural Resources dated June 7, 2016 both in connection with the Property located at 716 River Street, Calhoun, Georgia 30701.

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"Permitted Facility" or "Permitted Facilities" means an extrusion, carpet manufacturing and floor covering manufacturing and warehouse distribution business, all related purposes such as ingress, egress and parking, and uses incidental thereto or any other use deemed necessary as determined by Lessee in its good faith business judgment provided such use is not a Prohibited Use.

"Person" means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

"Personalty'' means any and all "goods" (excluding "inventory," and including, without limitation, all "equipment," "fixtures," appliances and furniture (as "goods," "inventory," "equipment" and "fixtures" are defined in the applicable Uniform Commercial Code then in effect in the applicable jurisdiction)) from time to time situated on or used in connection with any of the Properties, whether now owned or held or hereafter arising or acquired, together with all replacements and substitutions therefore and all cash and non-cash proceeds (including insurance proceeds and any title and UCC insurance proceeds) and products thereof, and, in the case of tangible collateral, together with all additions, attachments, accessions, parts, equipment and repairs now or hereafter attached or affixed thereto or used in connection therewith.

"Prohibited Use" means (1) adult bookstore, video store or other establishment engaged in the business of selling, renting, exhibiting or delivering pornographic or obscene materials, except that this provision shall not prohibit (a) book stores that are not perceived to be and do not hold themselves out as an "adult book store" and are primarily engaged in the sale of general audience books notwithstanding the incidental concurrent sale of books. magazines and/or periodicals that may contain pornographic materials, or (b) video stores primarily selling or renting video media that on the date of this Lease would be "G" "PG-13" or "R" rated (or an equivalent rating under any rating system that hereafter replaces the current system and is in general use), notwithstanding the incidental concurrent rental of "X-rated" or "Not Rated" video media solely for off premises viewing and without means of on premises review in connection with its selection; provided that such bookstore or video store does not engage in any promotion, advertising, depiction or description of any aspect of the X-rated or Not Rated" material of any kind, that the sale or rental thereof is not from any special or segregated section of the store, and that the sale or rental of such material to minors is prohibited; (2) so-called "head shops" or other establishments primarily engaged in the sale of merchandise that facilitates enhances, promotes or encourages the use of illegal drugs under federal, state and/or local law; (3) off-track betting parlor; (4) pawn shop; (5) "second hand," "slightly used" or other businesses or activities primarily engaged in the sale of used merchandise; (6) junk yard or flea market; (7) stockyard or recycling facility; (8) motor vehicle or boat storage facility; (9) billiard parlor; (10) dry cleaning or laundry plant (which shall not preclude a dry cleaning or laundry business); (11) living quarters, sleeping apartments, or lodging rooms; (12) mortuary; (13) massage parlor; or (14) refining, quarrying or mining operations of any kind.

"Property" or "Properties" means those parcels of real estate legally described on Exhibit attached hereto, all rights, privileges, and appurtenances associated therewith.

"Real Estate Taxes" has the meaning set forth in Section 6.04.

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"Regulated Substances" means "petroleum" and "petroleum-based substances" or any similar terms described or defined in any of the Environmental Laws and any applicable federal, state, county or local Laws applicable to or regulating USTs.

"REIT' means a real estate investment trust as defined under Section 856 of the Code.

"Release" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials, Regulated Substances or USTs or any Threatened Release.

"Remediation" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials, Regulated Substances or USTs, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials, Regulated Substances or USTs.

"Rental” means, collectively, the Base Annual Rental and the Additional Rental.

"Rental Adjustment” means an amount equal to 17.2% of the Base Annual Rental in effect immediately prior to the applicable Adjustment Date I.

"Requisition" means any temporary requisition or confiscation of the use or occupancy of any of the Properties by any Governmental Authority, civil or military, whether pursuant to an agreement with such Governmental Authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

"Reserve" has the meaning in Section 6.04.

"Securities" has the meaning set forth in Section 17.10.

"Securities Act” means of the Securities Act of 1933, as amended. "Securitization" has the meaning set forth in Section 17.10.

"Successor Lessor' has the meaning set forth in Section 13.03.

"Taking" means (a) any taking or damaging of all or a portion of the Properties (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special; (ii) by reason of any agreement with any condemner in settlement of or under threat of any such condemnation or other eminent domain proceeding; or (iii) by any other means; or (b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemner, or the date on which the right to compensation and damages accrues under the Law applicable to the Properties.

"Temporary Taking" has the meaning set forth in Section 11.04.

"Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any Property which may result from such Release.

"Total Condemnation" has the meaning set forth in Section 11.02.

"Transaction" has the meaning set forth in Section 14.01.

" Transaction Documents" means this Lease, the Guaranty and all documents related thereto.

"U.S. Publicly Traded Entity'' means an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the United States or a wholly-owned subsidiary of such an entity.

"USTs" means any one or combination of tanks and associated product piping systems used in connection with storage, dispensing and general use of Regulated Substances.

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EXHIBIT B

LEGAL DESCRIPTIONS AND

STREET ADDRESSES OF THE PROPERTIES

Address: 2743 Highway 76 (GI Maddox Parkway), Chatsworth, Georgia 30705

Legal Description: All that tract or parcel of land located and lying in Land Lot 173 of the 9th District and 3rd Section of Murray County, Georgia, and being all of Lots 133 through 137 and part of Lot 132, Chief Vann Subdivision, and more particularly described as follows:

Beginning at a point located on the north right of way line of Georgia Highway 52 (80 foot right of way), said point being 591.0 feet east of the intersection of the north right of way line of Georgia Highway 52 with the east right of way line of Georgia Highway 225, as measured along the north right of way line of Georgia Highway 52; thence proceed north 00 degrees 08 minutes 00 seconds west a distance of 193.17 feet; thence north 89 degrees 34 minutes 00 seconds east a distance of 575.00 feet; thence south 00 degrees 08 minutes 00 seconds east a distance of 195.93 feet to the north right of way line of Georgia Highway 52 (80 foot right of way); thence along the north right of way line of Georgia Highway 52 south 89 degrees 50 minutes 30 seconds west a distance of 575.00 feet to the Point of Beginning, all as shown on that Plat for B & H Equities, a Georgia general partnership, prepared by Norman B. Deloach, GRLS No. 1347, and dated February 15, 1994.

Also known as: ALL THAT TRACT or parcel of land lying and being in Land Lot 173 of the 9th District and 3rd Section of Murray County, Georgia, being Lots 133 through 137 and a portion of Lot 132 of Chief Vann Subdivision, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING commence at the intersection of the northern right of way line of G.I. Maddox Parkway (being U.S. Highway 76 and Georgia Highway 52 and having an 80 foot right of way) with the centerline of Cochran Drive; running thence North 89 degrees 38 minutes 39 seconds West a distance of 415.72 feet to a 1/2 inch rebar and the TRUE POINT OF BEGINNING; thence North 89 degrees 38 minutes 39 seconds West along said right of way line of G.l. Maddox Parkway a distance of 574.99 feet to a 5/8 inch rebar; thence leaving said right of way line of G.I. Maddox Parkway running North 00 degrees 31 minutes 17 seconds East a distance of 193.40 feet to a 5/8 inch rebar; thence South 89 degrees 52 minutes 39 seconds East a distance of 574.59 feet to a 1/2 inch rebar; thence South 00 degrees 24 minutes 03 seconds West a distance of 195.74 feet to a 1/2 inch rebar and the POINT OF BEGINNING.

Address: 325 Smyrna Church Road, Chatsworth, Georgia 30705

Legal Description: Two (2) acres, more or less, of Land Lot No. 266 in the 9th District and 3rd Section of Murray County, Georgia, described as follows: BEGINNING at the point of intersection of the west right-of-way line of Browns Bridge Road and the north right-of-way line of Leonards Bridge Road; thence running west with north side of Leonards Bridge Road, a distance of 396 feet to land of James C. Penson; thence in a northeasterly direction with land of James C. Penson, a distance of 224 feet to land of Maudie Witherow; thence east with south B-1 line of land of Maudie Witherow, a distance of 260 feet to west side of Browns Bridge Road; thence south with west right-of-way line of Browns Bridge Road a distance of 264 feet to the beginning point.

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Also known as: ALL THAT TRACT or parcel of land lying and being in Land Lot 266 of the 9th District and 3rd Section of Murray County, Georgia and being more particularly described as follows:

BEGINNING at a mag nail located at the intersection of the northern right of way line of Leonard Bridge Road (having a 50 foot right of way) with the western right of way line of Smyrna Church Road (having an 80 foot right of way), which is the TRUE POINT OF BEGINNING; running thence along said right of way line of Leonard Bridge Road the following courses and distances: North 73 degrees 20 minutes 40 seconds West a distance of 168.40 feet; thence North 72 degrees 31 minutes 15 seconds West a distance of 62.76 feet; thence North 72 degrees 47 minutes 07 seconds West a distance of 68.45 feet; thence North 72 degrees 56 minutes 43 seconds a distance of 80.09 feet to a point on said right of way of Leonard Bridge Road, said point being located North 31 degrees 19 minutes 28 seconds East a distance of 2.50 feet from a 3/4 inch open top pipe; thence leaving said right of way line of Leonard Bridge Road running North 31 degrees 19 minutes 28 seconds East a distance of 221.22 feet to a 1/2 inch open top pipe; thence South 77 degrees 53 minutes 41 seconds East a distance of 258.59 feet to a point located on the western right of way line of Smyrna Church Road, said point being located North 77 degrees 53 minutes 41 seconds West a distance of 1.51 feet from a 1-1/2 inch open top pipe; running thence South 01 degree 15 minutes 59 seconds West a distance of 160.93 feet; thence continuing along said right of way line of Smyrna Church Road South 00 degrees 46 minutes 03 seconds West a distance of 84.73 feet to a mag nail found and the TRUE POINT OF BEGINNING.

Address: 272 Treadwell Road, Chatsworth, Georgia 30705

Legal Description:

TRACT 1

One (1) acre, more or less, of Land Lot No. 191, 9th District, 3rd Section, Murray County, Georgia described as follows:

BEGINNING on the east side of public road which runs from Spring Place by way of Treadwell Cemetery and the "Old" Woods Estate to Green Road at the northeast corner of Lot No. 48 in Woods Estate Subdivision, as recorded in Plat Book 5, Page 234, Murray County Public Records; thence running south 30 degrees 37 minutes 27 seconds east, with east line of said Lot No. 48, a distance of 309 feet; thence in a northeasterly direction 184 feet; thence in a northwesterly direction a distance of 309 feet to the east side of said public road; and thence southwest with east side of said road 133 feet to the beginning point.

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TRACT II

All that tract of land containing 1 acre, more or less, lying in Land Lot No. 191, 9th District, 3rd Section, Murray County, Georgia, according to a survey by Leon Pritchett, Murray County, Georgia Land Surveyor, dated March 9, 1977, and being more particularly described as follows:

BEGINNING at the point of intersection formed by the south right of way of Industrial Drive with the northeast corner of Chatsworth Sample Company, Inc.; thence run south 48 degrees 04 minutes 27 seconds east, along the said south right of way, a distance of 388.5 feet to a point; thence run south 24 degrees 05 minutes west, a distance of 365 feet, more or less, to the east line of Woods Estate Subdivision; thence north 17 degrees 38 minutes 44 seconds west, along the east line of said subdivision, a distance of 231.5 feet to the southwest corner of Chatsworth Sample Company, Inc. property; thence north 43 degrees 05 minutes east, along the southeast line of said Sample Co., a distance of 184 feet to their southeast corner; thence north 40 degrees 04 minutes 47 seconds west, along said Sample Co., a distance of 308.97 feet to the south right of way of Industrial Drive and the POINT OF BEGINNING.

TRACT III

One (1) acre of Land Lot No. 191, 9th District, 3rd Section, Murray County, Georgia, according to a plat of survey prepared by Leon Pritchett, Murray County, Georgia Land Surveyor, dated May 2, 1984, recorded in the Office of the Clerk of the Superior Court of Murray County, Georgia, in Plat Book 14, Page 170, and said plat and the description set out therein are by reference incorporated herein for a more particular description of said land.

Subject to existing easements for public utilities and road rights of ways.

Also known as: ALL THAT TRACT or parcel of land lying and being in Land Lot 191 of the 9th District and 3rd Section of Murray County, Georgia, and being more particularly described as follows:

BEGINNING at a 1/2 inch capped rebar located at the intersection of the southeastern right of way line of Treadwell Road (having an 80 foot right of way) with the southwestern right of way line of Industrial Boulevard (having an 80 foot right of way) ; thence following along the arc of a curve to the right an arc distance of 80.67 feet to a 1/2 inch capped rebar located on said right of way line of Industrial Boulevard (said arc having a radius of 50.00 feet and being subtended by a chord bearing North 86 degrees 59 minutes 07 seconds East a distance of 72.20 feet); thence South 46 degrees 47 minutes 48 seconds East along said right of way line of Industrial Boulevard a distance of 279.35 feet to a point; thence continuing along said right of way line of Industrial Boulevard following along the arc of a curve to the left an arc distance of 203.41 feet to a 1/2" rebar (said arc having a radius of 712.24 feet and being subtended by a chord bearing South 54 degrees 58 minutes 42 seconds East a distance of 202.72 feet); thence leaving said right of way line of Industrial Boulevard running South 44 degrees 59 minutes 37 seconds West a distance of 396.94 feet to a 1/2" rebar; thence North 16 degrees 04 minutes 20 seconds West a distance of 270.49 feet to a 1/211 rebar; thence North 30 degrees 31 minutes 32 seconds West a distance of 292.69 feet to a 1/2" rebar located on the southeastern right of way line of Treadwell Road; thence North 40 degrees 46 minutes 03 seconds East along said right of way line of Treadwell Road a distance of 95.66 feet to the POINT OF BEGINNING.

Address: 1978 Highway 52 Alt.,Chatsworth, Georgia 30705

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Legal Description: ALL THAT TRACT or parcel of land lying and being a part of Land Lot 243 of the 9th District AND 3rd Section of Murray County, Georgia, being more particularly described as follows:

BEGINNING at the intersection of the East line of Land Lot 243 with the South right-of-way line of State Route 52 Alternate which is the point of beginning; thence running South 00 degrees 02 minutes 00 seconds East for a distance of 425.77 feet along the East line of Land Lot 243 to an iron pin; thence running North 84 degrees 44 minutes 13 seconds West for a distance of 486.57 feet to an iron pin; thence running North 03 degrees 33 minutes 10 seconds East to a fence post found; thence running South 80 degrees 48 minutes 06 seconds East for a distance of 85.71 feet to an iron pin; thence running North 01 degree 30 seconds West for a distance of 69.49 feet to a point; thence running North 89 degrees 25 minutes 01 second West for a distance of 79.49 feet to a railroad spike; thence running North 00 degrees 47 minutes 04 seconds East for a distance of 199.97 feet to an iron pin; thence running South 89 degrees 25 minutes 19 seconds East for a distance of 350.00 feet along the southerly right-of-way line of State Route 52 Alternate; continuing thence south 89 degrees 28 minutes 53 seconds East for a distance of 120.00 feet along the southerly right-of-way line of State Route 52 Alternate to the POINT OF BEGINNING.

Being 4.30 acres and is in accordance with a plat prepared for Benny Stafford and Dan C. Townsend by Dewayne Hunt, Registered Land Surveyor, dated June 19, 1995 and revised. January 6, 1996.

Also known as:ALL THAT TRACT or parcel of land lying and being in Land Lot 243 of the 9th District and 3rd Section of Murray County, Georgia, and being more particularly described as follows:

BEGINNING at a cross-tie fence corner located at the intersection of the southern right of way line of Georgia Highway 52 Alternate (having a variable right of way) with the east line of Land Lot 243; running thence South 01 degrees 00 minutes 56 seconds East along the east line of Land Lot 243 a distance of 425.77 feet to a 1-inch open top pipe; thence leaving said land lot line running North 85 degrees 43 minutes 09 seconds West a distance of 486.57 feet to a 1-inch open top pipe; thence North 02 degrees 34 minutes 14 seconds East a distance of 129.47 feet to a 5/8 inch capped rebar; thence North 06 degrees 24 minutes 11 seconds East a distance of 258.40 feet to a 5/8 inch capped rebar located on the southern right of way line of Georgia Highway 52 Alternate; thence North 89 degrees 35 minutes 45 seconds East along said right of way line of Georgia Highway 52 Alternate a distance of 323.05 feet to a point; thence continuing along said right of way line of Georgia Highway 52 Alternate North 89 degrees 32 minutes 11 seconds East a distance of 120.00 feet to the POINT OF BEGINNING.

Address: 1642 Duvall Road, Chatsworth, Georgia 30705

Legal Description: A portion of Land Lot No. 132 in the 9th District and 3rd Section of Murray County, Georgia, designated as Tract uA" and Tract "B" on a plat of survey prepared by Leon Pritchett, Murray County, Surveyor, dated October 28, 1982, recorded in the office of the Clerk of the Superior Court of Murray County, Georgia, in Plat Book No. 13. page 62 and described as follows:

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BEGINNING at the point of intersection of the south original line. of said Land Lot No. 132 and the eastside of Duvall Road (formerly known as Lydia Jackson Road); thence running north 25 degrees 25 minutes east with the east side of Duvall Road, a distance of 287.74 feet to an iron pin; thence south 86 degrees 16 minutes cast, 195.20 feet to an iron pin; thence south 0 degrees 16 minutes west 231.48 feet to an iron pin on the south original line of said land lot; thence north 69 degrees 12 minutes 23 seconds west on said south original line, a distance of 317.21 feet to the POINT OF BEGINNING.

Also known as: All that tract or parcel of land lying and being in Land Lot No. 132 in the 9th District and 3rd Section of Murray County, Georgia, and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING; Commence at an axle found located at the southeast corner of Land Lot Number 132; running thence along the south line of Land Lot Number 132 North 89 degrees 10 minutes 11 seconds West a distance of 294.18 feet to a 1/2 inch rebar and the TRUE POINT OF BEGINNING; thence continuing along the south line of Land Lot Number 132 North 89 degrees 03 minutes 11 seconds West a distance of 315.85 feet to a 1/2 inch rebar located on the eastern right of way line of Duvall Road (having an 80-foot right of way); running thence along said right of way of Duvall Road North 25 degrees 15 minutes 54 seconds East a distance of 287.97 feet to a 1/2 inch rebar; thence leaving said right of way of Duvall Road running South 85 degrees 50 minutes 21 seconds East a distance of 195.29 feet to a metal T-post; thence South 00 degrees 25 minutes 35 seconds West a distance of 251.48 feet to a capped 1/2 inch rebar and the TRUE POINT OF BEGINNING.

Address: 1805 South Hamilton Street, Dalton, Georgia 30720

Legal Description:

TRACT ONE

All that tract or parcel of land situated, lying and being in Land Lots 277 and 294 in the 12th District and 3rd Section of Whitfield County, Georgia, and being 2.30 acres of land shown on plat of survey prepared by Bakkum - Deloach & Associates dated March 10, 2004, and entitled "Plat for Jack Turner" and being more particularly described as follows:

TO LOCATE THE POINT OF BEGINNING commence at the northwest corner of said Land Lot 294 and running thence due South a distance of 10 feet; thence running due East a distance of 196.3 feet to a point on the easterly line of South Hamilton Street (80 foot right of way) and the point of BEGINNING; from said point of beginning running thence North 17 degrees 16 minutes 20 seconds East along the easterly line of South Hamilton Street 250.00 feet; thence running South 80 degrees 48 minutes 00 seconds East 364.80 feet to the westerly right of way line of the Southern Railroad; thence running along the westerly right of way line of Southern Railroad the following courses and distances: South 02 degrees 37 minutes 44 seconds East 76.40 feet; South 00 degree 00 minutes 02 seconds East 99.58 feet; South 01 degree 52 minutes 49 seconds West 79.54 feet; thence leaving said railroad right of way and running thence North 76 degrees 32 minutes 45 seconds West 74.40 feet; thence running North 80 degrees 58 minutes 00 seconds West 367.43 feet to the easterly line of South Hamilton Street and the point of beginning.

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TRACT TWO

All that tract or parcel of land situated, lying and being in Land Lot 277 in the 12th District and 3rd Section of Whitfield County, Georgia, and being 4.35 acres of land shown on plat of survey prepared by Bakkum - Deloach & Associates dated March 10, 2004, and entitled "Plat for Jack Turner" and being more particularly described as follows:

TO LOCATE THE POINT OF BEGINNING commence at the northwest corner of said Land Lot 294 and running thence due South a distance of 10 feet; thence running due East a distance of 196.3 feet to a point on the easterly line of South Hamilton Street (80 foot right of way); running thence North 17 degrees 16 minutes 20 seconds East along the easterly line of South Hamilton Street 250.00 feet to the point of BEGINNING; and from said point of beginning running thence the following courses and distances along South Hamilton Street: North 17 degrees 16 minutes 20 seconds East 200.81 feet; thence running North 17 degrees 00 minutes 27 seconds East 77.21 feet; thence North 16 degrees 02 minutes 16 seconds East 78.70 feet; thence running North 11 degrees 29 minutes 28 seconds East 79.38 feet; thence running North 04 degrees 50 minutes 48 seconds East 81.21 feet; thence running North 03 degrees 26 minutes 40 seconds West 83.93 feet; thence running North 10 degrees 35 minutes 34 seconds West 81.74 feet; thence running North 17 degrees 12 minutes 19 seconds West 82.29 feet; thence running North 23 degrees 37 minutes 34 seconds West 82.56 feet; thence running North 31 degrees 57 minutes 54 seconds West 81.72 feet; thence running North 35 degrees 49 minutes 17 seconds West 76.81 feet; thence running North 37 degrees 54 minutes 40 seconds West 81.62 feet; thence running North 38 degrees 51 minutes 44 seconds West 78.35 feet; thence running North 39 degrees 44 minutes 13 seconds West 169.09 feet to the intersection of the northeasterly line of South Hamilton Street with the westerly line of said Land Lot 277; thence leaving said easterly line of South Hamilton Street and running thence North 01 degree 48 minutes 25 seconds East 117.15 feet to the westerly right of way line of Southern Railroad; thence running along the westerly right of way line of Southern Railroad the following courses and distances: South 35 degrees 23 minutes 09 seconds East 491.97 feet; thence running South 32 degrees 22 minutes 32 seconds East 103.96 feet; thence running South 28 degrees 55 minutes 33 seconds East 100.99 feet; thence running South 25 degrees 55 minutes 21 seconds East 101.13 feet; thence running South 22 degrees 46 minutes 13 seconds East 99.35 feet; thence running South 19 degrees 38 minutes 52 seconds East 102.84 feet; thence running South 16 degrees 27 minutes 21 seconds East 100.62 feet; thence running South 13 degrees 44 minutes 13 seconds East 95.57 feet; thence running South 10 degrees 50 minutes 08 seconds East 100.09 feet; thence running South 08 degrees 13 minutes 44 seconds East 110.63 feet; thence running South 04 degrees 41 minutes 30 seconds East 127.35 feet; thence leaving the westerly right of way line of Southern Railroad and running thence North 80 degrees 48 minutes 00 seconds West 364.80 feet to the easterly line of South Hamilton Street and the point of beginning.

Also known as:

TRACT 1

ALL THAT TRACT or parcel of land lying and being in Land Lots 277 and 294 of the 12th District and 3rd Section of Whitfield County, Georgia, and being more particularly described as follows:

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TO FIND THE TRUE POINT OF BEGINNING commence at the northwest corner of said Land Lot 294 running thence due South a distance of 10 feet; thence due East a distance of 196.3 feet to a 1-inch open top pipe located on the eastern right of way line of South Hamilton Street (having an 80-foot right of way), said pipe also being located South 63 degrees 02 minutes 37 seconds East a distance of 41.64 feet from the intersection of the centerline of South Hamilton Street with the centerline of Altamont Drive and being the TRUE POINT OF BEGINNING; thence North 17 degrees 16 minutes 20 seconds East along said right of way line of South Hamilton Street a distance of 250.00 feet to a 1/2 inch rebar; thence leaving said right of way line of South Hamilton Street running South 80 degrees 48 minutes 00 seconds East a distance of 364.80 feet to a point located on the western right of way line of Norfolk Southern Railway Company; thence along said right of way line of Norfolk Southern Railway Company the following courses and distances: South 02 degrees 37 minutes 44 seconds East a distance of 76.40 feet; South 00 degrees 00 minutes 02 seconds East a distance of 99.58 feet; South 01 degree 52 minutes 49 seconds West a distance of 79.54 feet to a concrete monument; thence leaving said right of way line of Norfolk Southern Railway Company running North 76 degrees 32 minutes 45 seconds West a distance of 74.40 feet to a concrete monument; thence North 80 degrees 58 minutes 00 seconds West a distance of 367.43 feet to the eastern right of way line of South Hamilton Street and the POINT OF BEGINNING.

TRACT 2

ALL THAT TRACT or parcel of land lying and being in Land Lot 277 of the 12th District and 3rd Section of Whitfield County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING commence at the northwest corner of said Land Lot 294 running thence due South a distance of 10 feet; thence due East a distance of 196.3 feet to a 1-inch open top pipe located on the eastern right of way line of South Hamilton Street (having an BO-foot right of way), said pipe also being located South 63 degrees 02 minutes 37 seconds East a distance of 41.64 feet from the intersection of the centerline of South Hamilton Street with the centerline of Altamont Drive; thence North 17 degrees 16 minutes 20 seconds East along said right of way line of South Hamilton Street a distance of 250.00 feet to a 1/2 inch rebar and the TRUE POINT OF BEGINNING; running thence along said right of way line of South Hamilton Street the following courses and distances: North 17 degrees 16 minutes 20 seconds East a distance of 200.81 feet; thence North 17 degrees 00 minutes 27 seconds East a distance of 77.21 feet; thence North 16 degrees 02 minutes 16 seconds East a distance of 78.70 feet; thence North 11 degrees 29 minutes 28 seconds East a distance of 79.38 feet; thence North 04 degrees 50 minutes 48 seconds East a distance of 81.21 feet; thence North 03 degrees 26 minutes 40 seconds West a distance of 83.93 feet; thence North 10 degrees 35 minutes 34 seconds West a distance of 81.74 feet; thence North 17 degrees 12 minutes 19 seconds West a distance of 82.29 feet; thence North 23 degrees 37 minutes 34 seconds West a distance of 82.56 feet; thence North 31 degrees 57 minutes 54 seconds West a distance of 81.72 feet; thence North 35 degrees 49 minutes 17 seconds West a distance of 76.81 feet; thence North 37 degrees 54 minutes 40 seconds West a distance of 81.62 feet; thence North 38 degrees 51 minutes 44 seconds West a distance of 78.35 feet; thence North 39 degrees 44 minutes 13 seconds West a distance of 169.09 feet to a 5/8 inch capped rebar located at the intersection of the northeastern right of way line of South Hamilton Street with the western line of Land Lot 277; thence leaving said right of way line of South Hamilton Street running North 01 degree 48 minutes 25 seconds East along said western line of Land Lot 277 a distance of 117.15 feet to a 5/8 inch capped rebar located at the intersection of said western line of Land Lot 277 with the western right of way line of Norfolk Southern Railway Company; thence along said right of way line of Norfolk Southern Railway Company the following courses and distances: South 35 degrees 23 minutes 09 seconds East a distance of 491.97 feet; thence South 32 degrees 22 minutes 32 seconds East a distance of 103.96 feet; thence South 28 degrees 55 minutes 33 seconds East a distance of 100.99 feet; thence South 25 degrees 55 minutes 21 seconds East a distance of 101.13 feet; thence South 22 degrees 46 minutes 13 seconds East a distance of 99.35 feet; thence South 19 degrees 38 minutes 52 seconds East a distance of 102.84 feet; thence South 16 degrees 27 minutes 21 seconds East a distance of 100.62 feet; thence South 13 degrees 44 minutes 13 seconds East a distance of 95.57 feet; thence South 10 degrees 50 minutes 08 seconds East a distance of 100.09 feet; thence South 08 degrees 13 minutes 44 seconds East a distance of 110.63 feet; thence South 04 degrees 41 minutes 30 seconds East a distance of 127.35 feet; thence leaving said right of way line of Norfolk Southern Railway Company running North 80 degrees 48 minutes 00 seconds West a distance of 364.80 feet to the eastern line of South Hamilton Street and the POINT OF BEGINNING.

Address: 2669 Lakeland Road (a/k/a Abutement Road), Dalton, Georgia 30721

Legal Description: All that tract or parcel of land located and lying in Laud Lot 26 of the 13th District and 3rd Section of Whitfield County, Georgia, and more particularly described as follows:

BEGINNING at a point on the eastern right-of-way line of Lakeland Road (a/k/a Abutment Road, 80 foot right of way), said point being located south 01 degree 55 minutes 00 seconds east a distance of 487.6 feet from the southern right-of-way line of Focus Road; running thence north 88 degrees 00 minutes 00 seconds east a distance of 850.0 feet; thence south 02 degrees 00 minutes 00 seconds east a distance of 300.0 feet; thence south 88 degrees 00 minutes 00 seconds west a distance of 850.0 feet to a point on the eastern right-of-way line of Lakeland Road; thence north 02 degrees 00 minutes 00 seconds west along the eastern right-of-way line of Lakeland Road a distance of 300.0 feet to the Point of Beginning.

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Said tract or parcel is shown on that survey for Quantum Realty, a Georgia general partnership, Cohutta Banking Company, and Lawyers Title Insurance Corporation dated January 25, 2001 and prepared by Marcus Eugene Cook, GRLS No. 1935.

Also known as: ALL THAT TRACT or parcel of land lying and being in Land Lot 26 of the 13th District and 3rd Section of Whitfield County, Georgia and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING commence at the point of intersection of the eastern right of way line of Abutment Road (having an 80-foot right of way) with the centerline of Focus Drive; thence South 01 degree 55 minutes 00 seconds East along said right of way line of Abutment Road a distance of 518.48 feet to a 1/2 inch capped rebar and the TRUE POINT OF BEGINNING; thence leaving said right of way line of Abutment Road running North 88 degrees 00 minutes 00 seconds East a distance of 850.00 feet to a 1/2" rebar; thence South 02 degrees 00 minutes 00 seconds East a distance of 300.00 feet to a 5/8 inch capped rebar; thence South 88 degrees 00 minutes 00 seconds West a distance of 850.00 feet to a 5/8 inch capped rebar located on the eastern right of way line of Abutment Road; thence North 02 degrees 00 minutes 00 seconds West along said right of way line of Abutment Road a distance of 300.00 feet to the POINT OF BEGINNING.

Address: 716 River Street, Calhoun, Georgia 30701

Legal Description: ALL THAT TRACT OR PARCEL of land lying and being in Land Lot No. 242 in the 14th District and 3rd Section of Gordon County, Georgia, and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING; Commence at the intersection of the centerline of River Street with the centerline of Oak Street; running thence South 01 degree 28 minutes 12 seconds West a distance of 1089.55 feet to an iron pin and the TRUE POINT OF BEGINNING; thence South 02 degrees 53 minutes 05 seconds East a distance of 341.57 feet to an iron pin; thence South 28 degrees 42 minutes 09 seconds East a distance of 34.44 feet to an iron pin; thence South 02 degrees 45 minutes 09 seconds East a distance of 84.14 feet to an iron pin; thence North 86 degrees 55 minutes 51 seconds East a distance of 20.19 feet to an iron pin; thence North 02 degrees 49 minutes 07 seconds West a distance of 42.25 feet to an iron pin located on the western right of way of River Street (having a 100-foot right of way); thence following said right of way of River Street following the arc of a curve to the left an arc distance of 68.71 feet (said arc having a radius of 1959.86 feet and being subtended by a chord bearing South 12 degrees 11 minutes 13 seconds East a chord distance of 68.71 feet to an iron pin; thence leaving said right of way of River Street, running South 86 degrees 03 minutes 17 seconds West a distance of 630.92 feet to an iron, pin: thence North 00 degrees 17 minutes 16 seconds West a distance of 489.54 feet to an iron pin: thence North 86 degrees 37 minutes 17 seconds East a distance of 562.50 feet to an iron pin and the POINT OF BEGINNING.

SAID TRACT OR PARCEL containing 6.46 Acres.

Also known as: ALL THAT TRACT OR PARCEL of land lying and being in Land Lot No. 242 in the 14th District and 3rd Section of Gordon County, Georgia, and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING; Commence at the intersection of the centerline of River Street with the centerline of Oak Street; running thence South 01 degree 28 minutes 12 seconds West a distance of 1089.55 feet to an iron pin and the TRUE POINT OF BEGINNING; thence South 02 degrees 53 minutes 05 seconds East a distance of 341.57 feet to an iron pin; thence South 28 degrees 42 minutes 09 seconds East a distance of 34.44 feet to an iron pin; thence South 02 degrees 45 minutes 09 seconds East a distance of 84.14 feet to an iron pin; thence North 86 degrees 55 minutes 51 seconds East a distance of 20.19 feet to an iron pin; thence North 02 degrees 49 minutes 07 seconds West a distance of 42.25 feet to an iron pin located on the western right of way of River Street (having a 100-foot right of way); thence following said right of way of River Street following the arc of a curve to the left an arc distance of 68.71 feet (said arc having a radius of 1959.86 feet and being subtended by a chord bearing South 12 degrees 11 minutes 13 seconds East a chord distance of 68.71 feet to an iron pin; thence leaving said right of way of River Street, running South 86 degrees 03 minutes 17 seconds West a distance of 630.92 feet to an iron pin; thence North 00 degrees 17 minutes 16 seconds West a distance of 489.54 feet to an iron pin; thence North 86 degrees 37 minutes 17 seconds East a distance of 562.50 feet to an iron pin and the POINT OF BEGINNING.

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EXHIBIT C

EXHIBIT C

FORM OF AUTHORIZATION AGREEMENT – PRE-ARRANGED PAYMENTS

AUTHORIZATION AGREEMENT
PRE-ARRANGED PAYMENTS

Reference Number ___________
I (We) (Tenant) authorize /________________\ (Servicer) to initiate entries identified below as required. Tenant further authorizes the bank below to post such entries to the identified checking account beginning with the payment draft date of ____/___/_____. A minimum of thirty (30) days advance notice is required to process first payment by ACH.

Bank Name_____________________________ Branch___________________________

City__________________________________ State________________ Zip__________

_ _ _ _ _ _ _ _ _ _   _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

*****Transit - ABA**   **Account Number Information**

ACCOUNT TYPE*** Please specify checking or savings account (C/S) ________

PLEASE FILL IN BANK INFORMATION CAREFULLY
ATTACH VOIDED CHECK FOR ACCOUNT VERIFICATION

Automatic debits will be made on the payment due date established by the relevant lease documents, or the next subsequent business day if such date is not a business day. This authority may be terminated upon thirty days prior written notification from the Tenant to the servicer. Tenant has the right to stop payment of any entry by notification to the bank prior to the scheduled debit date. If an erroneous entry is initiated by the servicer to the Tenant's account, Tenant shall have the right to have the amount of such entry reversed by the bank. To initiate a reversal, the Tenant must notify the bank in writing that an error has occurred and request a reversal. Such notice must be within 15 calendar days after the Tenant receives the statement of account or other written notice from the bank identifying the error. Tenant hereby authorizes the servicer to impose a $60.00 returned item processing fee, subject to change, via ACH debit against the above-referenced account of the Tenant if a non-sufficient funds or stop payment item is charged against the servicer's account.

Tenant   **Tax Identification**
Name(s) _______________________________ **Number** _____________________

Date____________________

Print Authorized Name ____

Authorized Signature ____

Print Authorized Name ____

Authorized Signature ____

Contact Phone Number __________________ **Fax Number** ____________________

Email Address: ____

Return Original to: /__________________\
Attn: /_____________\
/__________________\
/__________________\
Fax Number:/_________________\

C-1

4816-6487-6591.6
STORE / Marquis Real Estate Holdings, LLC
Master Lease Agreement
File No. 7210/02-448

53

EXHIBIT D

STATE-SPECIFIC PROVISIONS

Without limiting the choice of law provision set forth in this Lease, the following provisions shall apply to the extent that the laws of the State of Georgia govern the interpretation or enforcement of this Lease with respect to the Properties:

Lessor and Lessee waive any claim or right they may have to claim that this Lease is or should ever be characterized as "usufruct" under Georgia law.

Upon an Event of Default, Lessor may avail itself of all rights and remedies provided under applicable Georgia law against Lessee, including without limitation, under the dispossessory scheme codified at O.C.G.A. Section 44-7-50, et seq., as amended. Further, if Lessor chooses to avail itself of a Georgia forum relative to enforcement of its rights under this Lease, then to the extent necessary, Section 17.19 of this Lease shall be deemed amended to permit Lessor to proceed in the applicable Georgia court and to have this Lease governed by Georgia law to the extent necessary to enforce its rights in Georgia.

Lessor shall be entitled to attorneys' fees on the terms provided in O.C.G.A. Section 13-1-11, et seq.

To the extent that the State of Georgia now, or in the future, imposes a rental or transfer tax, or any similar tax, against any and all rental payments under this Lease, then Lessee shall be liable for all such taxes, such taxes shall be payable by Lessee upon demand, and such taxes shall be deemed Additional Rental under this Lease.

The text in Section 12.02(e) shall be deleted in its entirety and replaced with the following:

(e)             Lessor may terminate this Lease without any right of Lessee to reinstate Lessee's rights by payment of any rentals due under this Lease, including Base Annual Rental and Additional Rental, or other performance of the terms and conditions of this Lease, whereupon Lessee's right to possession of the Properties shall cease (and Lessee shall immediately surrender possession of the Properties to Lessor) and this Lease, except as to Lessee's liability, shall be terminated. Lessee expressly waives any and all rights of redemption granted by or under present or future law if this Lease is terminated or if Lessee is evicted or dispossessed by reason of any breach by Lessee of the provisions of this Lease. Upon any termination of this Lease, or upon demand without termination, at Lessor's sole discretion, Lessor may recover from Lessee the following:

(i)          All unpaid Rental scheduled to be paid prior to the effective date of the Event of Default; and

(ii)          Lessor may accelerate all Rental due from the date of such Event of Default through the end of the Lease Term. Such "Accelerated Rent" shall be deemed liquidated damages hereunder, as Lessor's injury caused by such Event of Default is difficult or impossible to estimate accurately; the parties intend for this "Accelerated Rent" to provide for damages rather than a penalty; and such "Accelerated Rent" is a reasonable pre-estimate of Lessor's probable loss in the event of such Event of Default. Such "Accelerated Rent" amount shall be reduced by the fair market rental amount Lessor reasonably expects to receive if the Properties were relet for the time period to which the "Accelerated Rent" applies, which "Accelerated Rent" amount as so adjusted shall be discounted at a rate equal to the discount rate of the Federal Reserve Bank of New York at the time of such "Accelerated Rent" determination, plus 1%; and

(iii)          Lessor shall be entitled to any other amounts reasonably necessary to compensate Lessor for all loss, damage and detriment approximately caused by such Event of Default, including without limitation, all court costs, expenses and reasonable attorneys' fees.

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SCHEDULE 9.03

SUPPLEMENTAL FINANCIAL INFORMATION

Lessee shall deliver the following information in connection with delivery of the corporate financial statements required in Section 9.03 of the Lease.

Corporate Financial Reporting Certificate

Company:

For the Qtr or FYE ending	________
# of months represented	________
Number of units operating at the end of reporting period	________

EBITDAR Calculation:

Net Income	________
Plus: Interest Expense	________
Plus: Taxes	________
Plus: Depreciation & Amortization	________
Plus: Operating Lease Expense	________
Plus: Any non-recurring expenses (please clarify below)	________
Plus: Any other non-cash expenses (please clarify below)	________
EBITDAR	________

Items required to be broken out of Balance Sheet:

Current Portion of Long-Term Debt	________
Current Portion of any Capital Leases	________
Senior Third-Party Debt Balances	________
Subordinate/Related Party Debt Balances	________

Explanations of non-recurring and non-cash items:

9.03-1

4816-6487-6591.6
STORE / Marquis Real Estate Holdings, LLC
Master Lease Agreement
File No. 7210/02-448

55

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